Exhibit 3

Westpac Banking Corporation ABN 33 007 457 141 FIRST HALF RESULTS 2012

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 2 Index Presentation of First Half 2012 Result CEO summary CFO details CEO closing remarks 3 4 12 25 Investor Discussion Pack of First Half 2012 Result 28 Overview 29 Features Net interest income Non-interest income Markets and Treasury income Expenses Investment spend Supplier plans SIPs Impairment charges 40 41 45 46 47 48 49 50 51 Business Unit Performance Westpac RBB St.George BT Financial Group Westpac Institutional Bank Westpac New Zealand Pacific Banking 52 53 58 64 71 76 81 Capital, Funding and Liquidity 82 Asset Quality 88 Economics 101 Appendix and disclaimer Appendix 1: Cash earnings adjustment Appendix 2: Definitions Investor Relations Team Disclaimer 104 105 106 108 109

Westpac Banking Corporation ABN 33 007 457 141 FIRST HALF 2012 FINANCIAL RESULT Gail Kelly Chief Executive Officer

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 4 Sound financial result 1H12 Change 1H12 – 2H11 Cash earnings $3,195m 2% Cash EPS 105c 1% Reported NPAT $2,967m (2%) Core earnings1 $5,231m 4% Impairment charges to average loans 24bps 2bps Tier 1 capital ratio 9.81% 13bps Return on equity (cash basis) 15.1% (50bps) Expense to income ratio (cash basis) 41.1% (70bps) Fully franked dividend 82c 2c 1 Core earnings defined as operating profit before income tax and impairment charges.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 • Deposits ahead of system, loan growth sound • Bank of Melbourne on plan • No.1 on all platforms (including corp. super)1 • Strong institutional customer activity • Margins 6bps lower with disciplined approach • Deeper relationships with customer return on credit RWA up 5bps to 4.12% • ROE 15.1% • Improved funding profile with deposits to loans ratio up to 63.2% • Capital and risk position leads sector • Rebalancing of lending portfolio complete • Expense to income ratio down to 41.1% • Revenue per average FTE up 5% • SIPs over 60% complete • Well advanced on productivity and supplier programs 5 Managing the growth/return mix Growth Investment driven Return Disciplined margin performance Strength Stronger balance sheet Productivity Sector leading 1 Plan for Life, December 2011 All Master Funds Admin.

WIB - excellent core earnings growth of 16% on 2H11

Westpac Institutional Bank

Earnings ($m)


Cash earnings
Core earnings
923
655
864
661
1,004
663
1H11
2H11
1H12

1H12 versus 2H11	
Growth	• Strong customer activity across Debt Markets, FX&CCE[1] and Global Transactional Services (including trade)
Return	• Solid revenue growth with low capital/funding intensity, particularly transactional
Productivity	• Expense to income ratio down 290bps to 32.3%
Strength	• Lead Australasian Institutional Bank[2] • Stressed assets to TCE 35bps lower

1 FX&CCCE is Foreign Exchange and Commodities, Carbon and Energy. 2 Peter Lee Associates surveys, details of which are on slide 73 of IDP.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 6

Westpac GROUP

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 1H12 versus 2H11 Growth • Ahead of system in deposits1, insurance and wealth • Sound lending growth Return • Strong return on Westpac Local investment with excellent retention and deeper customer relationships • Disciplined mortgage pricing Productivity • Expense to income ratio 47.4%, down 90bps • Revenue per average FTE up 3% Strength • Stressed assets to TCE down 13bps • Strengthened funding with customer deposit to loan ratio of 53.5% up 180bps 7 921 994 1,049 1,594 1,669 1,719 1H11 2H11 1H12 Cash earnings Core earnings 1 APRA Banking Statistics, March 2012. Earnings ($m) WRBB - strong growth with cash earnings up 6% on 2H11

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 1H12 versus 2H11 Growth • Bank of Melbourne on plan • Ahead of system in deposits1 and cards2 • Strong proprietary mortgage lending, broker originated lending declined Return • Margins lower from higher deposit costs Productivity • 38.6% expense to income ratio up 50bps • Revenue per average FTE down 1% Strength • Customer deposits to loans ratio 51.7%, up 180bps • Stressed assets to TCE down 20bps 8 602 615 569 1,041 1,091 1,055 1H11 2H11 1H12 Cash earnings Core earnings 1. APRA Banking Statistics, March 2012. 2 RBA Banking Statistics, March 2012. Earnings ($m) St.George - a softer half, foundation for growth in place

BT - good momentum offset by weaker markets

BT Financial Group

Cash earnings 1H11–1H12 ($m)



342
61
(40)
(22)
1
(58)
(11)
21
294
1H11
Flows
Markets
Equities
Other revenue
Expenses
Impairments
Tax & other
1H12

1H12 versus 1H11	
Growth	• 60% share of annual new business on BT Wrap/Asgard platforms[1] • Growing share in superannuation, life and general insurance • Markets weaker
Return	• FUA margins up 1bps, FUM margins down 2bps • Re-pricing insurance
Productivity	• Sector leading revenue per adviser[2] • Investing in distribution, with more products on Wrap and wealth penetration up 120bps to 17.7%[3]
Strength	• Ranked No. 1 on all platforms (including corporate super)[1] • Well placed for regulatory change across the industry

1 Plan for Life, December 2011 All Master Funds Admin. 2 Comparator December 2011. 3 Refer to slide 106 in IDP for Wealth penetration metrics provider details.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 9

Westpac GROUP

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 10 Westpac New Zealand - strong performance all round 269 291 333 511 529 559 1H11 2H11 1H12 Cash earnings Core earnings Earnings ($m) 1H12 versus 2H11 Growth • Good volume growth in a subdued environment, particularly deposits • Solid progress on growing wealth Return • Margins well managed, up 6bps Productivity • Expense to income ratio down 140bps to 42.7% • Revenue per average FTE up 5% Strength • Customer deposits to loans ratio up 190bps to 67.7% • Asset quality further improved New Zealand

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Balance sheet strength 57.2 58.7 59.6 62.5 63.2 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 7.1 7.5 8.0 8.1 8.0 1.5 1.6 1.5 1.6 1.8 8.6 9.1 9.5 9.7 9.8 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Common Equity Residual Tier 1 Sept 08 Sept 09 Sept 10 Mar 11 Sept 11 Mar 12 103 82 74 45 85 101 3.18 3.20 2.85 2.48 2.26 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Tier 1 ratio (%) Liquid assets ($bn) Stressed assets to TCE (%) Basel 2.51 Basel 2 Customer deposits to loans ratio (%) 1 Introduction of Basel 2.5 reduced capital ratios by 37bps. 11

Westpac Banking Corporation ABN 33 007 457 141 FIRST HALF 2012 FINANCIAL RESULT Philip Coffey Chief Financial Officer

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 13 Solid core earnings performance 5,000 246 241 5,017 18 5,231 (120) (104) (50) 1H11 Net interest income Non-interest income Expenses 2H11 Net interest income Non-interest income Expenses 1H12 1 5,000 75 50 37 16 5,017 50 140 26 129 5,231 (59) (102) (36) (95) 1H11 WRBB SGB BTFG WIB NZ Other 2H11 WRBB SGB BTFG WIB NZ Other 1H12 Up 4% Up 4% 1 Other includes Pacific Banking and Group business unit. Core earnings movement half on half by Divisions ($m)1 Core earnings movement half on half ($m) Flat Flat

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 14 Sound balance sheet growth 310.1 319.9 17.6 0.9 1.2 (5.1) (3.0) (1.8) Sep-11 Aust. Term deposits Aust. Business At Call Aust. Consumer At Call Aust. Mortgage offset Other deposits New Zealand Mar-12 Up 3% 496.6 506.1 4.1 1.4 0.5 0.6 1.4 1.5 0.4 (0.2) (0.2) Sep-11 Aust. housing proprietary Aust. housing broker Aust. personal Commercial property Trade finance Other Aust. Business/ Institutional Other New Zealand Other O'seas Other Mar-12 Up 2 % Loan growth ($bn) Customer deposit growth ($bn)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 15 Improved balance sheet mix • Major improvements to funding mix • Solid deposit growth; more term funding less short term funding • Covered bonds a new source of funding - $30bn capacity • Liquid assets $101bn 10 1 4 5 17 (11) (12) (4) (10) Customer deposits Equity Funded liquid assets Other assets New long term funding Net short term funding movement 1H12 maturities FX impacts Lending Sources of funds Uses of funds 11 20 12 10 15 21 2 3 16 4 2H12 FY13 FY14 FY15 FY16 >FY16 Non-guaranteed (covered bonds, hybrids and sub debt) Government Guaranteed 1 Movements based off funding view of the balance sheet. Sources and uses of funds over 1H121 ($bn) Term debt maturity profile ($bn)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Softer margins from higher funding costs 16 2.12 2.07 0.11 (9bps) (3bps) 8bps (1bp) (1bp) 0.10 2H11 Customer deposits Wholesale funding/ Liquidity Loans & other assets Capital & other Treasury & Markets 1H12 Treasury & Markets impact on margin Net interest margin excl. Treasury & Markets Income Margin excl. Treasury & Markets down 5bps Net interest margin down 6bps 2.25 2.14 2.01 2.05 2.25 2.4 2.26 2.17 2.21 2.23 2.17 2.16 2.09 1.94 1.94 2.07 2.15 2.09 2.03 2.08 2.12 2.07 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 1H12 NIM NIM excl. Treasury and Markets 2.23 2.17 Net interest margin movement (%) Net interest margin (%) • Margins 6bps lower principally from higher retail funding costs and increased holdings of liquid assets • Margin excluding Treasury and Markets at the end of 1H12 was 2.02%

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 304 251 285 1H11 2H11 1H12 17 Customer activity supporting markets income • Customer activity the major contributor to markets income – Customers managing FX volatility – Increased interest rate risk management • Quarter on quarter volatility but more consistent half on half picture • Credit value adjustment (CVA) negatively impacted Debt markets and FX by $42m in 1H12 (negative $8m in 2H11, positive $23m in 1H11) • Improvement in Treasury supported by active management of liquids portfolio 252 260 293 79 44 66 1H11 2H11 1H12 Market trading activity Customer activity 304 331 207 240 259 124 64 100 1H11 2H11 1H12 Debt Markets FX&CCE 359 1 359 304 1 FX&CCE is Foreign Exchange Commodities Carbon & Energy. WIB Markets income and customer activity ($m) WIB Markets income ($m) Treasury revenue ($m) 331

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 18 Expenses well managed; continued investment 41.1 46.2 45.8 43.5 WBC Peer 1 Peer 2 Peer 3 3,501 3,605 3,659 3,655 122 17 17 8 14 (102) (26) 1H11 2H11 Productivity Higher restructuring costs Normal expenses Bank of Melbourne ongoing 1H12 before investment Investment spending expensed Software amortisation & impairment J O Hambro 1H12 Up 1% 11 24 40 58 59 39 35 28 46 86 97 73 110 120 112 1H11 2H11 1H12 Other software amortisation Other projects Compliance SIPs expensed SIPs amortisation 1 Expense to income ratio for Peer 1 6 months to 31 March 2012; Peer 2 6 months to 31 December 2011; Peer 3 6 months to 30 September 2011. Expense movements ($m) Expense to income ratio1 (%) Total impact on expenses from projects ($m) Flat More than 4 percentage points below peer average

Significant productivity savings with more to come

- Productivity savings of $102m in 1H12
  - Prior period re-engineering accounted for around three quarters of savings
  - Organisational restructure contributed around one quarter
  - Actual FTE down 762 excluding reclassifications
- Supplier program well advanced with work underway in both technology and back office areas
  - $133m in costs and provisions to date ($93m after tax)
  - Productivity benefits to be achieved in late 2H12 and FY13/FY14
  - Overall program expected to have a 2.5 year cash pay-back

FTE[1] movements (#)



37,712
(543)
37,169
(383)
(471)
74
143
(125)
36,407
Sep-11
Reclass-ifications
Sep-11 restated
AFS restructure
Retail bank productivity
Bank of Melbourne
Wealth investment
Projects
Mar-12

1H12 Supplier charge (pre tax) ($m)

Employee costs	63	• Includes redundancy/ redeployment
Transition costs	70	• Transaction and technology enablement • Costs of managing program
Total	**133**	• $28m spent to date, $105m provided for costs currently identified

1 Reclassifications of 543 made up of 971 FTE removed that were associated with certain services currently provided by an external supplier, partially offset by an increase of 428 FTE from mortgage processing activities being transferred to Westpac from external supplier Hewlett Packard.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 19

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 3,506 3,697 3,439 3,188 2,953 2,909 1,228 1,576 1,622 1,780 1,461 1,482 4,734 5,273 5,061 4,968 4,414 4,391 2H09 1H10 2H10 1H11 2H11 1H12 Collective Provisions Individually Assessed Provisions 20 Impairment charges Provisions ($m) 530 17 141 608 (36) (9) (22) (12) (1) 2H11 WRBB SGB WIB NZ Other Model changes Eco Overlay 1H12 Impairment charge movement ($m) 221 39 (138) (43) (1) 2H11 New IAPs CAP Writeoffs direct CAP changes Economic Overlay changes Write-bks/ Recover 1H12 Impairment charge movement by Divisions ($m) 530 608 Note: divisional changes do not align with divisional P&L as model updates and economic overlay have been separated out 39 43 41 42 36 38 1.42 1.50 1.46 1.38 1.26 1.22 2H09 1H10 2H10 1H11 2H11 1H12 Impaired asset provisions to impaired assets Collectively assessed provisions to credit RWA Provisioning cover (%) 1 Other includes Pacific Banking and Group Business unit. 1

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 21 Asset quality continues to improve 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 2004 2005 2006 2007 2008 1H09 2H09 1H10 2H10 1H11 2H11 1H12 Impaired 90+ days past due well secured Watchlist & substandard 2.26 1 TCE is Total Committed Exposure. 2.8 2.8 12.5 12.5 15.2 15.5 13.7 11.7 9.7 1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 1H12 18 18,437 68 43 16,837 (706) (388) (85) (171) (110) (12) (257) Sep-11 Property Consumer portfolio Manufacturing Agri, forestry & fishing Wholesale & retail trade Services Accommodation & cafes Construction Transport & storage Other Mar-12 Movement in stressed exposures ($m) Commercial property stressed exposure (%) Stressed exposures as a % of TCE1

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 22 Consumer caution contributing to improved asset quality 39.7 39.8 41.4 45.6 45.2 42.7 43.8 43.7 44.6 44.7 45.3 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 1H12 • Consumer caution prevalent across the book – Increasing card repayments – Acceleration of housing loan repayments – Mortgage offset accounts up 9% (up 20% over 1H11) • Mortgage delinquencies little changed over the half with some small movements by State • Properties in possession down 21 to 498 0.0 0.2 0.4 0.6 0.8 1.0 1.2 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 ALL NSW/ACT VIC/TAS QLD WA SA/NT Aust. mortgage 90+ day delinquencies by State (%) Aust. credit cards average payments/balance ratio1 (%)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 70 72 56 60 65 74 76 80 82 1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 1H12 23 Strong capital supporting higher dividend Dividends per share (cents) Capital ratios (%) Common equity ratio – Transitioning to Basel III (%) 8.09 7.96 1.59 1.85 9.68 107 39 9 9.81 (69) (28) (37) (8) Tier 1 up 13bps 10.29 7.96 7.74 8.33 67 255 (37) (89) March 12 Basel 2 Basel 2.5 March 12 Basel 2.5 APRA Basel III deductions Dividend deduction APRA Basel III Full Basel III alignment Fully harmonised Basel III Common equity ratio down 13 bps Hybrid and other Tier 1 capital

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 • Balance sheet growth likely to remain subdued, although better growth in target segments – deposit growth to continue to fund new lending • Margins will continue to be impacted by funding costs and asset re-pricing trade-off • Expect stronger result from BT, extent subject to market moves • Further productivity benefits to flow through, offset by higher project costs (including increased amortisation) • Core earnings growth to remain our focus • Strength of balance sheet remains a priority 24 Considerations for 2H12

Westpac Banking Corporation ABN 33 007 457 141 FIRST HALF 2012 FINANCIAL RESULT Gail Kelly Chief Executive Officer

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 26 Operating environment undergoing structural change Global Economy Domestic Economy Financial Services • Expect difficult and volatile conditions to continue • Asia, increasingly important to global growth • Economic fundamentals sound – low unemployment, low government debt and controlled inflation • Large-scale structural changes underway • De-leveraging bias to continue • Lower growth environment, funding costs higher • Significant regulatory and compliance burden • Structural changes to sector underway • Competitive intensity to remain high, especially for deposits

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 27 Leveraging strengths and positioning to grow franchise value Risk management Positioned for success Efficiency leader Deep relationships and multi-brand distribution Wealth platforms Lead institutional bank Westpac’s distinct strengths Positioning for success Further invest in higher growth/return activities • Retail deposits • SME lending and deposits • Agri. and natural resources sectors • Trade finance, transactional banking • Superannuation and wealth admin • Bank of Melbourne • Mobile and online Strong productivity agenda • Driving further process efficiencies • Supplier program • Realise SIPs benefits Strengthen balance sheet • Higher customer deposits to loans ratio • Capital strength • No compromises on risk People and culture • Empower innovation and responsiveness to change • Results driven • One team approach

Westpac Banking Corporation ABN 33 007 457 141 FIRST HALF INVESTOR DISCUSSION PACK 2012

Westpac Banking Corporation ABN 33 007 457 141 FIRST HALF OVERVIEW 2012 COMPARISON OF 1H12 VERSUS 2H11 CASH EARNINGS (UNLESS OTHERWISE STATED)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 30 Westpac Group at a glance • Australia’s first bank and first company, opened in 1817 • Australia’s 2nd largest bank, and within the top 20 largest banks in the world, ranked by market capitalisation1 • Strategy focused on supporting customers and markets of Australia, New Zealand and the near Pacific • Broad, multi-brand franchise providing retail, business, institutional banking and wealth management services with excellent positioning in key markets • Efficiency leader of peers and global banks2 • Strong capital, funding, liquidity and provisioning • Solid earnings profile over time • Leader in sustainability3 2.4 2.6 2.3 2.4 2.9 2.9 3.2 3.1 3.2 1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 1H12 Reported profit8 $2,967m Cash earnings8 $3,195m Cash earnings8 per share 105c Tier 1 ratio (Basel 2.5)10 9.8% Return on equity (cash basis) 15.1% Total assets8 $654bn Market capitalisation1,8 $67bn Customers 12.4m Australian household deposit market share4 23% Australian lending market share5 21% New Zealand household deposit market share6 21% New Zealand consumer lending market share6 20% Australian wealth platforms market share7 21% Cash earnings8,9 ($bn) Key financial data for 1H12 (31 March 2012) Key statistics for 1H12 1 As at 31 March 2012. Source: IRESS, CapitalIQ and www.xe.com based in US Dollars. 2 Data sourced from BCG analysis of cost to income ratio of world’s largest banks December 2011. 3 2011 Dow Jones Sustainability Index, Global leader for banking sector. 4 APRA Banking Statistics, March 2012. 5 RBA Banking Statistics, March 2012. 6 RBNZ March 2012. 7 Plan for Life, December 2011, All Master Funds Admin. 8 Australian dollars. 9 2008 and 2009 are pro-forma with 1H09 ASX Profit Announcement providing details of pro-forma adjustments. 10 Based on APRA Basel 2.5 methodology.

1H12 Financial snapshot

	1H12	change[1] 2H11 – 1H12	change[1] 1H11– 1H12
Earnings			
Cash earnings ($m)	**3,195**	2%	1%
EPS[2], cash basis (cents)	**105**	1%	(1%)
Core earnings ($m)	**5,231**	4%	5%
Cash return on equity (%)	**15.1**	(50bps)	(140bps)
Dividends per share (cents)	**82**	3%	8%
Expense to income ratio (%)	**41.1**	(70bps)	(10bps)
Net interest margin (%)	**2.17**	(6bps)	(4bps)
Funding and Liquidity			
Customer deposits to loans ratio (%)	**63.2**	70bps	360bps
Stable funding ratio[3] (%)	**79**	200bps	flat
Weighted avg. residual maturity of long term funding portfolio (yrs)	**3.3**	Flat	0.1
Total liquid assets ($bn)	**101**	(2%)	19%

	1H12	change[1] 2H11 – 1H12	change[1] 1H11 – 1H12
Balance sheet			
Total assets ($bn)	**654**	(2%)	5%
Tier 1 ratio[4] (Basel 2.5) (%)	**9.81**	13bps	28bps
Common equity ratio[4] (Basel 2.5)(%)	**8.0**	(13bps)	1bp
Risk weighted assets ($bn)	**300**	7%	8%
Loans ($bn)	**506**	2%	5%
Customer deposits ($bn)	**320**	3%	11%
NTA[5] per share ($)	**10.12**	2%	6%
Asset quality			
Impairment charges to average gross loans (bps)	**24**	2bps	5bps
Impaired assets to gross loans (bps)	**88**	(4bps)	(10bps)
Impaired provisions to impaired assets (%)	**38**	180bps	(440bps)
Collectively assessed provisions to credit RWA (bps)	**122**	(4bps)	(16bps)

1 For profitability metrics the change represents results for 1H12 versus 2H11 and 1H12 versus 1H11, the actual results for 2H11 and 1H11 are not represented here. 2 EPS is Earnings Per Share. 3 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 4 Based on APRA Basel 2.5 methodology. 5 NTA is Net Tangible Assets.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 31

Westpac GROUP

Reconciliation between Cash earnings and Reported profit

Cash earnings policy

- In assessing financial performance, including divisional results, Westpac Group uses a measure of performance referred to as Cash earnings
- This measure has been consistently used in the Australian banking market for over a decade and management believes it can be used to more effectively assess performance for the current period against prior periods and to compare performance across business divisions and across peer companies
- To calculate Cash earnings, reported results are adjusted for
  - Material items that do not reflect ongoing operations
  - Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of Treasury shares and economic hedging impact
  - Accounting reclassifications between individual line items that do not impact reported results

Cash earnings and Reported profit[1,2] ($bn)



Cash Earnings
Reported profit
2.6
1.7
2.3
2.2
2.4
1.3
2.9
2.9
2.9
3.5
3.2
4.0
3.1
3.0
3.2
3.0
2H08
1H09
2H09
1H10
2H10
1H11
2H11
1H12

Reported profit and Cash earnings[1] adjustments ($m)

	2H11	1H12	% movement 2H11-1H12
Reported profit	**3,030**	**2,967**	**(2)**
TPS revaluations	(6)	24	Large
Treasury Shares	(13)	12	192
Ineffective hedges	17	(8)	(147)
Fair value gain/(loss) on economic hedges	(26)	20	177
Buyback of government guaranteed debt	(15)	(5)	67
Tax provision	(23)	–	100
Supplier program	–	93	–
Amortisation of intangible assets	–	2	–
Merger transaction and integration expenses	32	–	(100)
Amortisation of intangible assets	74	72	(3)
Fair value amortisation of financial instruments	63	18	(71)
Cash earnings	**3,133**	**3,195**	**2**

Approach in this Investor Discussion Pack

- Cash earnings is used as the primary method of management reporting for both the Group and operating divisions
- Cash earnings has been determined by adjusting Reported profit at both an aggregate level and across individual lines in the income statement. A reconciliation of these adjustments is provided in sections 9.1 in Westpac's Interim Results 2012 announcement
- Financial ratios in this presentation are also calculated using Cash earnings unless otherwise noted
- It is important to note that at a divisional level, Cash earnings and Reported profit are identical for all operating divisions, except for St.George and BTFG due to merger/acquisition related amortisation. All other Cash earnings adjustments are processed through the Group Business unit

1. Cash earnings is profit adjusted for material items to ensure they appropriately reflect profits normally available to ordinary shareholders. All adjustments shown are after tax adjustments. Refer to slide 105 for a summary of the Westpac Group Interim 2012 Results. 2 2008 and 2009 are pro-forma with 1H09 ASX Profit Announcement providing details of pro-forma adjustments.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 32

Sound Cash earnings growth

Cash earnings	1H12 ($m)	% change[1] 2H11-1H12	% change[1] 1H11-1H12
Net interest income	6,223	-	4
Non–interest income	2,663	10	5
Expenses	(3,655)	(1)	(4)
Core earnings	5,231	4	5
Impairment charges	(608)	(15)	(31)
Cash earnings	3,195	2	1
Reported profit	2,967	(2)	(25)

Cash earnings 2H11 – 1H12 ($m)



3,133
18
246
(50)
(78)
(74)
3,195
Up 2%
2H11
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H12

Cash earnings 1H11 – 1H12 ($m)



3,168
259
126
(154)
(145)
(59)
3,195
Up 1%
1H11
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H12

Cash earnings features of 2H11-1H12

- Cash earnings up 2% with AFS[2] slightly lower with a strong performance by WRBB offset by a weaker St.George result and market impacts on BTFG. WIB earnings were flat, while New Zealand and Pacific were strong performers
- Net interest income flat with housing, business and personal volume growth offset by lower margins from higher funding costs
- Non-interest income up 10% with good growth in business fees, stronger markets income, and an increased contribution from asset sales
- Expense growth well contained at 1%. Annual wage and property rental increases were largely offset by productivity savings
- Impairment charges higher due to reduced benefit in write-backs in WIB and top-up of provisions on some existing stressed exposures. Asset quality continuing to improve across the portfolio. Little change to economic overlay, which stands at $345m

Cash earnings features of 1H11-1H12

- Cash earnings up 1% with AFS[2] delivering a small rise made up of a strong performance by WRBB offsetting a weaker St.George result and market impacts on BTFG. WIB earnings were slightly up while New Zealand and Pacific were very strong performers
- Net interest income growth primarily due to housing volume gains. Margins were lower with re-pricing of housing and business lending partially offset by higher deposit costs as well as higher wholesale funding costs due to holding more funded liquids
- Non-interest income growth was supported by a rise in business line fees and higher trading income partially offset by lower wealth fees
- Expense growth of 4%, with higher salary costs and the impact of front line investment partially offset by productivity improvements
- Impairment charges higher principally due to reduced benefit in write-backs and repayments in WIB, and the top-up of provisions for existing stressed exposures. Little change to economic overlay

1 For profitability metrics the change represents results for 1H12 versus 1H11 and1H12 versus 2H11, the actual results for 2H11 and 1H11 are not represented here. 2 AFS is Australian Financial Services division comprised of WRBB, St.George and BTFG.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 33
Westpac GROUP

Major strategic progress

Objective	Detail	Outcomes
Deliver benefits from deeper customer relationships	• Build on investments to date to drive higher cross sell, especially in deposits, super, insurance, payments and transactional (including trade)	• Above system growth in deposits[1] and wealth[2] • Higher insurance and wealth penetration[3], up 70bps to 17.7%, and increased products per customer across all brands, especially customers with 4+ products • Improved customer return on credit RWA[4] up 5bps to 4.12% • Customer numbers up 2.4%
Accelerate productivity agenda	• Implementation of new supplier program • Implement business restructure with Australian Financial Services and the Group Services divisions – removing duplication • Complete the SIPs program	• Expense to income ratio down 70bps to 41.1% and remains around 400bps below average of peers • $102m in productivity savings • Supplier program well advanced with $133m of costs associated with implementation booked ($28m spent to date and $105m allocated for costs identified) • Average FTE down 741 due to a range of productivity initiatives, including implementation of a new organisational model partly offset by investments in Bank of Melbourne and Wealth • Revenue per average FTE up 5% to $240K • SIPs over 60% complete. The perimeter security and new data centre completed as well as the roll out of Spider teller platform to 61% of WRBB branches
Maintain investment in targeted areas	• Drive growth through Bank of Melbourne investment • Targeted growth in Asia with a particular focus on Trade • Build wealth distribution • Grow overall customer numbers	• Bank of Melbourne delivering to plan including strong deposit growth (16%), strong customer growth (7%), and a rise of 50bps in customers with 4+ products • Improving insurance sales through external channels, including a 33% increase in sales of life insurance through the IFA network • Increased number of financial advisers, up 8% • Trade finance up $2bn, strengthened distribution capabilities
Strengthen balance sheet	• Ensure capital, funding and liquidity well positioned for regulatory changes • Maintain leading asset quality and provisioning	• Tier 1 ratio up 13bps to 9.81% • Stable funding ratio up 200bps to 79% • Customer deposits to loans ratio up 70bps to 63.2%
Employee engagement/diversity	• Maintain a highly engaged workforce • Increase workforce diversity	• Woman in leadership roles up 90bps to 38.4%

1 APRA Banking Statistics, March 2012. 2 Plan for Life, December 2011, All Master Funds Admin. 3 Refer to slide 106 for Wealth penetration metrics provider details. 4 Customer return is defined as operating income less operating expenses less Treasury and Markets Income, divided by average credit risk weighted assets.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 34

Westpac GROUP

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 50 140 80 10 60 WRBB SGB Peer 1 Peer 2 Peer 3 35 4.00 4.07 4.12 1H11 2H11 1H12 Delivering against target metrics 1 Customer return is defined as operating income less operating expenses less Treasury and Markets Income, divided by average credit risk weighted assets. 2 Refer to slide 106 for Wealth penetration metrics provider details. 3 Bank of Melbourne is the new brand name in Victoria, replacing the St.George brand in July 2011. 20.3% 14.0% 13.6% 18.4% 15.5% Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 WRBB St.George Peer 1 Peer 2 Peer 3 5.13 5.18 5.25 2.67 2.70 2.74 1H11 2H11 1H12 WRBB St.George 7.80 28.3 29.3 29.9 25.3 26.6 27.5 1H11 2H11 1H12 WRBB St.George 7.88 7.99 Customer return1 improving (%) Wealth penetration2 improved (Sep11-Mar12 bps chg) Wealth penetration2 higher, WRBB sector leading (%) Customers with 4+ Products improving (%) Customer numbers grew across brands (#m) Bank of Melbourne3 net customer growth 0 2,000 4,000 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 Sep-11 Oct-11 Nov-11 Dec-11 Jan-12 Feb-12 Mar-12

Delivering against target metrics (cont.)

Common Equity ratio at high end of sector average[1] (%)


Basel 2.5
7.1
7.5
8.0
8.1
8.0
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12

Customer deposits to loans ratio improving (%)


57.2
58.7
59.6
62.5
63.2
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12

Women in senior leadership positions improving (%)


35.4
36.5
37.5
38.4
Sep-10
Mar-11
Sep-11
Mar-12

Impairment charges at lower end of sector average[2] (bps to gross loans (annualised))


WBC
Peer 1
Peer 2
Peer 3
40
28
24
21
FY06
1H07
FY07
1H08
FY08
1H09
FY09
1H10
FY10
1H11
FY11
1H12

Expense to income ratio[3] well below sector average (%)


46.2
45.8
43.5
41.1
Peer 1
Peer 2
Peer 3
WBC

People leaders index[4] improved and now ahead of global peers (%)


Westpac Group
Global high performing norm
81
82
82
83
83
82
Sep-09
Sep-10
Sep-11

1 Mar12 on APRA Basel 2.5 methodology, with prior data on Basel II methodology. 2 Peer 1 and Peer 3 reporting dates for half year are 31 March and full year are 30 September. Peer 2 half year reporting date at 31 December and full year at 30 June. Peer 3 impairment charge excludes charges on investments held to maturity. Peer 3 gross loans and acceptances includes $22.1bn of loans at fair value at Mar08, $19.5bn at Sep07 and $17.5bn at Mar07. 3 Expense to income ratio for Peer 1 6 months to 31 March 2012; Peer 2 6 months to 31 December 2011; Peer 3 6 months to 30 September 2011. 4 Towers Watson People Leaders Index measures employee perspectives of their leaders. The Global high performing norm was 82% in 2011.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 36

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 37 Growth driven by WRBB, WIB and New Zealand 1H12 Cash earnings ($m) WRBB SGB BTFG WIB NZ Other2 Group Operating income 3,268 1,718 974 1,484 752 690 8,886 Expenses (1,549) (663) (545) (480) (321) (97) (3,655) Core earnings 1,719 1,055 429 1,004 431 593 5,231 Impairment charges (218) (240) (6) (65) (76) (3) (608) Tax and non–controlling interests (452) (246) (129) (276) (98) (227) (1,428) Cash earnings 1,049 569 294 663 257 363 3,195 1 Refer to business unit definitions, slide 106. 2 Other includes Pacific Bank and Group Business unit. 3,133 3,195 55 2 35 85 (46) (69) 2H11 WRBB SGB BTFG WIB NZ Other 1H12 2 Up 2% Cash earnings movement half on half by business unit ($m)1 5,017 5,231 50 26 (36) (95) 140 129 2H11 WRBB SGB BTFG WIB NZ Other 1H12 2 Core earnings movement half on half by business unit ($m)1 Up 4%

1H12 Highlights quality franchise

Division	% of Group Cash earnings	Cash earnings $m	Cash earnings % chg on 2H11	Core earnings % change on 2H11	Earnings summary	Performance summary
WRBB	 33	1,049	+6	+3	• Deposits up 5% (term deposits up 14%) and business lending growth positive • Margins down 4bps • Expenses down 1% • Impairment charges down 20%	• Deposits grew above system[2] • Sector leading wealth penetration of customers[3] (up 50bps to 20.3%) • Revenue per average FTE up 3%
SGB	 18	569	-7	-3	• Deposits up 5%, strong proprietary housing, up 4% • Margins down 7bps • Expenses down 1% • Impairment charges up 13%	• Exceeded growth in wealth penetration of majors[3] up 140bps to 14% • Bank of Melbourne meeting plan • RAMS success in new product offerings
BTFG	 9	294	-19	-18	• Positive flows contributed $24m to result but offset by weaker markets, equities and some irregular items • Strong growth in Life (6%) and General Insurance (10%) gross written premiums offset by increased catastrophe claims	• Platforms 60% share of annual new flow (FUA share now 21%)[4] • Newly launched Asgard Infinity $849m in FUA and Best New Product award[5]
WIB	 21	663	-	+16	• Deposits up 8%, lending up 5% • Strong Core earnings, up 16% • Strong expense management, up 2% • Impairment charges increased due to lower write-backs and repayments	• Lead Australasian Institutional bank[6] • Strong underlying result with strong transactional flows, and improved markets income
NZ[1]	 8	333	+14	+6	• Deposits up 4%, lending up 1% • Margins up 6bps • Flat expenses with productivity gains • Impairment charges down 9%	• Customers with 4+ products rising 80bps • Revenue per average FTE up 5% • Strong customer deposits to loans ratio up 170bps to 67.7%

1 In New Zealand Dollars. 2 APRA Banking statistics, March 2012. 3 Refer to slide 106 for Wealth penetration metrics provider details. 4 Plan for Life, December 2011. 5 Asgard Infinity is a pay for what you use platform solution and was awarded "Best New Product" by Investment Trends, December 2011. 6 Peter Lee Survey refer 73 for detail.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 38

Continued strong dividend growth path

- 1H12 dividend 82 cents, up 3% over 2H11
- Highest half year dividend ever paid
- Payout ratio at 78.4% in 1H12 consistent with strong capital position. Effective payout ratio lower at 65% given approximately 17[1]% of dividends return to the Group via the DRP[2]
- DRP[2] to be satisfied by new share issuance, with no DRP[2] discount
- Now applying NZ imputation credits to dividends (NZ$0.08 per share)
- Significant franking balance of $1.0bn, after payment of interim dividend
- Dividend yield[3] 7.5%
  - Equivalent to a fully franked dividend yield[3] of 10.7%
- DRP[2] satisfied by new share issuance

Dividends per share (cents)



70
72
56
60
65
74
76
80
82
1H08
2H08
1H09
2H09
1H10
2H10
1H11
2H11
1H12

Key dividend considerations

- Seek to lift dividend cents per share each half while growing organic capital
- Pay fully franked dividends, utilising franking surplus to distribute value to shareholders
- DRP[2] to be satisfied by new share issuance

Franking credit surplus[4] ($bn)



1.5
1.9
1.8
1.6
1.3
1.3
1.0
1H09
2H09
1H10
2H10
1H11
2H11
1H12

Dividend payout ratio[5] (%)



Cash payout ratio
Effective payout ratio
71
72
71
76
65
76
72
77
78
52
47
48
46
57
65
58
66
65
1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 1H12

1 The Dividend Reinvestment Plan participation rate was 15.2% in 2H11 and 19.4% in 1H11. 2 DRP is dividend reinvestment plan. 3 1H12 dividend annualised and using 30 March 2012 Westpac closing share price of $21.89. 4 Franking credit balance after payment of dividend. 5 Effective payout adjusts for capital returned via the DRP and assumes 17% DRP participation.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 39

Westpac Banking Corporation ABN 33 007 457 141 FIRST HALF FEATURES 2012 COMPARISON OF 1H12 VERSUS 2H11 CASH EARNINGS (UNLESS OTHERWISE STATED)

Sound operating income

- Net Operating income up 3%
- Net interest income flat
  - Modest loan growth and lower margins
- Non-interest income up 10%
  - Fees and commissions up slightly with higher business fees and transaction fees and commissions
  - Lower wealth income with weaker insurance result due to catastrophic claims and de-risking in LMI
  - Higher Trading income primarily due to foreign exchange income
  - Other income higher with gains on disposal of assets and higher technology research and development tax credits

Operating income movement half on half ($m)



8,501
155
109
(56)
33
2
1
(50)
(73)
8,622
206
(138)
(33)
(17)
24
(11)
152
81
8,886
Net interest up 4%
Non-interest down 5%
Net interest flat
Non-interest up 10%
1H11
AIEA growth2
Margins (assets, customer deposits, wholesale funding)
Margins (Treasury & Markets)
Margins (other)
Fees & Commissions
Wealth
Trading
Other
2H11
AIEA growth2
Margins (assets, customer deposits, wholesale funding)
Margins (Treasury & Markets)
Margins (other)
Fees & Commissions
Wealth
Trading
Other
1H12

Business unit contribution to operating income ($m)



8,501
112
69
68
(57)
33
(104)
8,622
37
(44)
(68)
150
25
164
8,886
Operating income up 1%
Operating income up 3%
1H11
WRBB
SGB
BTFG
WIB
NZ
Other1
2H11
WRBB
SGB
BTFG
WIB
NZ
Other1
1H12

1 Other includes Pacific Bank and Group Business unit. 2 AIEA is Average Interest Earning Assets.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 41

Westpac GROUP

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 125.3 127.4 2.1 0.4 (0.3) (0.1) Sep-11 WIB WRBB SGB Other Mar-12 42 Asset growth predominantly in housing • Australian housing up 2% – Growth continues to be driven by proprietary channel • Australian business lending up 2%, including small growth in commercial property • New Zealand lending up 1%, primarily due to mortgage growth • Offshore lending up 12% primarily trade related in Asia Up 2% 496.6 506.1 5.6 2.2 0.4 0.6 0.7 Sep-11 Australian housing Australian business Australian other New Zealand Other offshore lending Mar-12 Up 2% 295.1 304.6 310.1 15.7 15.7 16.2 3.4 2.9 2.7 127.1 125.3 127.4 1H11 2H11 1H12 Business Margin lending Personal (loans + cards) Housing 304.6 310.1 (16.8) 13.7 8.6 Sep-11 Proprietary new lending Broker new lending Net run off Mar-12 Up 2% 1 1 Other includes provisions. Net lending Sep11 – Mar12 ($bn) Australian Gross Loans ($bn) Australian housing flow (gross loans) Sep11 – Mar12 ($bn) Australian business lending flow Sep11– Mar12 ($bn)

Customer deposits funding loan growth

- Customer deposits up $9.8bn (up 3%)
- Customer deposits growth more than fully funded lending growth for 1H12
  - Most of growth in term deposits, up $15bn (11%) given more attractive rates and seeking to encourage higher quality deposits
  - Transaction accounts were down $5.4bn, mostly in corporate however mortgage offset accounts within that were up $0.9bn
  - Savings accounts were down $1.1bn

Customer deposit composition[1] ($bn)



Term deposits
Transaction
Online
Savings
289
34
55
81
119
310
35
54
83
138
320
34
55
78
153
1H11
2H11
1H12
11%
17%
48%
24%

Customer deposit strategy

Improve customer deposits to loans ratio	• Ratio up 70bps to 63.2%
Ensure interest rates reflect value of deposit	• Seek to build high quality and stickier deposit base as transition to new liquidity rules. Has seen most growth in term deposits
Increase distribution reach	• Capture deposits on wealth platforms, especially superannuation
Further increasing deposit focus across network	• Greater weighting in Bankers' scorecards • Increased focus on deposit rich segments

Total deposits ($bn)



Treasury deposits
Other overseas
New Zealand
Australia
377
57
31
279
10
Customer deposits $320bn
1H12

1 Mortgage offset accounts are included in Transaction accounts.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 43

Westpac GROUP

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 44 Margins modestly lower over half 1.8 2.0 2.2 2.4 2.6 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 1H12 NIM NIM excl. Treasury and Markets 2.08 2.12 2.07 0.13 (3bps) 0bp 6bps 1bp (2bps) 0.11 (9bps) (3bps) 8bps (1bp) (1bp) 0.10 1H11 Customer deposits Wholesale funding/ liquids Loans & other assets Capital & Other Treasury & Markets 2H11 Customer deposits Wholesale funding/ liquids Loans & other assets Capital & Other Treasury & Markets 1H12 Treasury & Markets impact on margin Net interest margin excl. Treasury & Markets • Net interest margin down 6bps to 2.17% • 8bps increase primarily from re-pricing of loan facilities, mostly mortgages • 9bps decline from deposit impacts – More costly term deposits – Lower benefit from hedging low interest transaction accounts – Negative mix impacts with most new growth in lower spread term deposits • 3bps decline from higher Wholesale funding and liquidity, primarily related to holding higher funded liquid assets • 2bps decline from both lower Treasury and Markets contribution to net interest income, as well as Capital 1 Prior to 2008 does not include St.George. 2008 and 2009 are pro-forma with 1H09 ASX Profit Announcement providing details of pro-forma adjustments. Margin excl. Treasury & Markets up 4bps Margin excl. Treasury & Markets down 5bps Net interest margin down 6bps Net interest margin up 2bps 2.21 2.23 2.17 Net interest margin1 (NIM) (%) Net interest margin movement half on half (%)

Non-interest income a key driver of 1H12 result

- Non-interest income up 10% driven by strong markets result, asset sales and a small increase in fees and commissions
  - Fees & commissions up 2% with higher business facility fees. Higher commissions from redemption of credit card loyalty points. Partly offset by lower deposit account keeping fees
  - Wealth and insurance income was down 1% due to lower General Insurance and de-risking of lenders mortgage insurance portfolio
  - Trading income was $152m (60%) higher, with the majority of the increase related to increased customer activity particularly in foreign exchange income in WIB and Pacific Banking. Improved trading results also contributed to the increase. $45m of the increase reflected higher portion of markets income being recorded in trading income and less in net interest income
  - Other income up $81m (123%) primarily due to gains on disposal of assets (Visa shares $46m) and higher technology research tax credits ($39m)

Non-interest income contributors (% of total)



5
12
32
51
1H11
3
10
34
53
2H11
6
15
30
49
1H12
Other
Trading Income
Wealth and Insurance
Fees and Commissions

Non-interest income ($m)



Fees and Commissions
1,283
1H11
1,285
2H11
1,309
1H12
Wealth and Insurance
811
1H11
812
2H11
801
1H12
Trading Income
304
1H11
254
2H11
406
1H12

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012
45
Westpac GROUP

WIB Markets and Treasury income - strong result

- WIB Markets income is predominantly sourced through providing risk management and markets based products to customers
- Conditions during 1Q12 were challenging with negative sentiment across financial markets globally. Credit spreads and market conditions improved during 2Q12 leading to a stronger performance
- WIB Markets income was $359m, up 18%
  - Strong demand from customers managing higher volatility delivered increased customer activity (up 13% to $293m)
  - Improved market conditions, particularly in 2Q12 and good positioning resulted in higher Markets trading income
  - Partially offset by $34m unfavourable valuation impact on counterparty credit exposures (CVA)
- WIB VaR remained at moderate levels of $8.3m for 1H12
- Treasury income is generated from the management of market risk in Westpac Group's balance sheet
- Treasury income was $285m, up 14%
  - Improved income from liquid asset portfolio, largely driven by fair value movements from tightening credit spreads
  - Increased earnings contribution from interest rate risk positions
- Average daily Treasury VaR relatively stable at $33.4m ($33.1m at 2H11)

WIB Markets income and customer activity ($m)



Market trading activity
Customer activity
331
79
252
304
44
260
359
66
293
1H11
2H11
1H12

WIB Markets income ($m)



Debt Markets
FX&CCE
331
124
207
304
64
240
359
100
259
1H11
2H11
1H12

Treasury income ($m)



304
251
285
1H11
2H11
1H12

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 46

Westpac GROUP

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Expenses well managed, continued investment 47 1 2006 & 2007 does not include St.George. 2008 and 2009 are pro-forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of proforma adjustments. • Expenses up 1% in 1H12 contributing to a reduction in the expense to income ratio to 41.1% • Productivity initiatives delivered $102m in savings, largely offsetting normal business expenses • Expenses associated with investment were lower with a reduction in SIPs expenses and lower other project expenses partially offset by higher compliance costs (102) (4) 3,501 3,605 17 122 17 3,655 1H11 2H11 Productivity Higher restructuring costs Normal expenses Bank of Melb ongoing Investment spend 1H12 3 6 7 5 3 2 1 FY06 FY07 FY08 FY09 FY10 FY11 1H12 Expense growth (%) Expense growth1 (%) Up 1% 11 24 40 58 59 39 35 28 46 86 97 73 110 120 112 1H11 2H11 1H12 Other software amortisation Other projects Compliance SIPs expensed SIPs amortisation Total impact on expenses from projects ($m)

Investment spend

- Total cash spending on investments eased in 1H12 to $450m from $668m with both the amount capitalised and the amount expensed reducing
  - SIPs spending eased to $187m, from $279m as a number of projects were completed. Total cash spent on SIPs to date is $1,261m and remains on track for circa $2bn total spend
  - Compliance spending that was expensed increased 35% to $46m
  - Other spending down strongly due to lower one-off investment from Bank of Melbourne launch
- Capitalised software balances were $1,435m, up $132m
- Anticipate that amortisation and depreciation will add around 2% to expenses over the FY12
- Capitalised software balance similar to peers. Average amortisation period more aggressive than peers reflecting conservative management practices. Approach has no impact on capital

Capitalised software & deferred expenses ($m)	1H11	2H11	1H12
Capitalised software			
Opening balance	832	1,038	**1,303**
Additions	330	410	**287**
Amortisation, write–offs and other	(124)	(145)	**(155)**
Closing balance	1,038	1,303	**1,435**
Other deferred expenses			
Deferred acquisition costs	149	144	**142**
Other deferred expenses	9	13	**17**

Investment spend expensed ($m)	1H11	2H11	1H12
SIPs	58	59	39
Compliance	35	28	46
Other	86	97	73
Total	**179**	**184**	**158**
Investment spend capitalised ($m)	**1H11**	**2H11**	**1H12**
SIPs	230	220	148
Compliance	34	66	46
Other	86	198	98
Total	**350**	**484**	**292**

Capitalised software balance[1] ($bn)



1.4
1.7
1.5
1.3
WBC
Peer 1
Peer 2
Peer 3

Average amortisation period[2,3] (yrs)



WBC
Peer 1
Peer 2
Peer 3
5.2
4.9
3.9
3.2
FY08
FY09
FY10
FY11

1 Data for Westpac, Peer 1 and Peer 2 as at 1H12 and Peer 3 as at their FY11 result. 2 Data for WBC and peers as at their FY11 results. 3 Software capitalisation based on opening balances.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 48

Westpac GROUP

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 New supplier plans well advanced 49 • Westpac is implementing changes to its back office and technology supplier arrangements to ensure the Group is well positioned for the changing operating environment • The arrangements include bringing in-house some functions currently provided externally and seeking to increase the use of global specialists for certain activities to improve efficiency and flexibility • Costs associated with this implementation of $133m were booked in 1H12. These have been included as a Cash earnings adjustment. Additional expenses are expected to be incurred in 2H12 with the total not expected to exceed $200m 1H12 supplier charge (pre tax) $m Details Employee costs 63 • Include redundancy/redeployment Transition costs 70 • Transaction and technology enablement • Costs associated with managing the supplier program, including consultant support Total 133 • $28m spent to date with $105m allocated for costs currently identified Objectives Details Change business model for lower growth environment • Increase the variability of the cost base and responsiveness to changes in customer demand Increase resource flexibility • Respond faster to changing business needs and changing technologies • Reduce higher cost contractor base Improve capability • Utilise skills not readily available • Leverage global scale and capability of supplier providers Benefits from the supplier program • Direct cost savings from using specialist suppliers that can benefit from increased economies of scale are expected to emerge in late 2012 - 2013 • Greater flexibility in resourcing from 2013 • On average, the programs to date are expected to have a cash payback of around 2.5 years • Reduced project costs over time, which will include lower capitalisation and subsequent amortisation – longer term benefits

SIPs 60% complete

FY11	FY12	FY13	FY14+

- **Credit Card Consolidation** – Single, integrated credit card processing platform
- **Collections System** – New collections case handling platform that enables consolidation of customer information onto one system
- **Enterprise Middleware Services** – New middleware technology to simplify system linkages
- **Customer Master File** – New technology aggregating customer data across multiple brands
- **Deposit Growth** – Products and systems to support deposit growth
- **Wealth Management** – One workbench for advice with market leading equities capabilities
- **Testing** – Enhanced testing and release management for new software and hardware
- **BankSMART** – Modernised systems for tellers and call centres
- **Customer Information Management** – Integrated customer information management
- **Payments Transformation** – Enterprise –wide payments platform and switch
- **Perimeter Security** – Enhanced protection of technology environment
- **Data Centres** – Complete new data centre
  - Integrated Transformation Program
- **New Online platform, including mobile** – Roll-out to customers from late 2013 early 2014
- **Secured Lending** – Enhanced mortgage origination and servicing capability

SIPs (Strategic Investment Priorities) is a program of major investments designed to enhance Westpac's systems and technology infrastructure. Commenced in 2010. $2bn is expected to be spent on the SIPs over 5 years

Number of SIPs programs

- FY11: 6 completed
- FY12: 3 to be completed, 4 still in progress
- FY13: 1 to be completed, 3 still in progress
- FY14: 3 to be completed

Completed in FY11

Completed in 1H12

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 50

Westpac GROUP

Impairment charges up off a low base

- Impairment charges have risen 15% to $608m, representing 24bps of average gross loans
  - Much of the increase was due to lower benefits from stressed business returning to health and lower write-backs
  - Some top-up of existing provisions on impaired assets to reflect lower security values
  - Economic overlay was little changed in the period
- Asset quality continues to improve, although the rate of improvement has slowed, leading to lower collectively assessed provision benefits
- Main driver of impairment charges was reduced benefit from lower write-backs and repayments in WIB, resulting in an impairment charge rather than benefit being reported

Provisioning coverage ratios	1H11	2H11	1H12
Collectively assessed provisions to credit RWA	138bps	126bps	**122bps**
Collectively assessed provisions to performing non-housing loans	182bps	169bps	**164bps**
Impairment provisions to impaired assets	42%	36%	**38%**
Total provisions to gross loans	102bps	88bps	**86bps**



Impairment charges movement by business ($m)
530
(36)
17
141
(9)
(22)
(12)
(1)
608
Note: divisional changes do not align with divisional P&L as model updates and economic overlay have been separated out
2H11
WRBB
SGB
WIB
NZ
Other
Model changes
Eco Overlay
1H12



Impairment charges ($m)
541
664
1,611
1,681
879
577
463
530
608
1H08
2H08
1H09
2H09
1H10
2H10
1H11
2H11
1H12



Impairment charges to average gross loans1,2 (bps)
33
31
23
19
17
19
31
73
37
24
19
22
24
2002
2003
2004
2005
2006
2007
2008
2009
1H10
2H10
1H11
2H11
1H12

1 2000-2005 reported under AGAAP, 2006 onwards reported on A-IFRS basis. 2 From 2008 includes St.George.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 51

Westpac GROUP

Westpac Banking Corporation ABN 33 007 457 141 FIRST HALF BUSINESS UNIT PERFORMANCE 2012 COMPARISON OF 1H12 VERSUS 2H11 CASH EARNINGS (UNLESS OTHERWISE STATED)

Westpac RBB Cash earnings up 6%

Westpac

Cash earnings movement half on half ($m)



921
109
3
(37)
(1)
(1)
994
3
34
13
56
(51)
1,049
Up 8%
Up 6%
1H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H12

Core earnings continued momentum ($bn)



1.53
1.59
1.72
1H10
1H11
1H12

Net interest margin (%)



2.15
2.17
4bps
1bp
(6bps)
(2bps)
(1bp)
2.13
Down 4bps
1H11
2H11
Asset spread
Asset mix
Deposit spread
Deposit mix
Wholesale funding & other
1H12

Movement 1H12 – 2H11

Cash earnings	↑	6%	• Cash earnings up 6% to $1,049m
Core earnings	↑	3%	• Core earnings up 3% to $1,719m
Net interest income	–	flat	• Mortgages up 2%, with strong retention of customers and margin management • Strengthening balance sheet with deposit growth of 5%, ahead of system[1] • Deposits to loans ratio improved to 53.5% (up 180bps)
Margins	↓	4bps	• Margins down 4bps to 2.13% • Lending margins improved 5bps, aided by improved business spreads and repricing of mortgages • Deposit spreads and mix declined 8bps with competition and higher growth in lower spread term deposits
Non-interest income	↑	6%	• Rise in business lending fees • Higher market sales income as customers increased their use of hedging to manage FX and rates • Higher earnings from credit card loyalty points redemptions • Partly offset by lower card transaction fees
Expenses	↓	1%	• Lower expenses from FTE reductions, improved productivity and reduced discretionary spend • Helped offset increased credit card loyalty costs, salary increases and rise in operating lease rentals
Impairment charges	↓	20%	• Impairment charges down $56m to $218m • Consumer impairment charges down $12m, improvement in 30+ days Credit Card delinquencies and flat Mortgages 90+ days delinquencies • Business impairment charges down $44m due to an improvement in stressed exposures portfolio

1 APRA banking statistics, March 2012.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 53 Westpac GROUP

Continuing to deepen relationships

Key features of 1H12

- Westpac Local strategy continues to deliver relationship based growth, with a stronger balance sheet, tightly controlled expenses and a strong risk profile
- Improved key metrics, include
  - Highest wealth penetration of major banks[1] at 20.3% (up 50bps). BT Super for Life customers up 10%
  - Home & Contents insurance cross sell up 26 percentage points to 105%. On average, for every home loan we sell we write more than one risk product
  - Customers up 1% and Customers with 4+ products up 60bps to 29.9%. WRBB 2nd in market share for both online and mobile (active mobile customers 920K up 28%)[2]
  - WRBB ranks No.1 of major banks in SME and Agri NPS and No.2 in Commercial[3]
  - Leaner operating model with process efficiencies reducing FTE 3%, and improving banker productivity with revenue per average FTE up 3%. Women in senior leadership roles at 44.5% already above Group-wide 2014 target of 40%

Strategy

- Focused on providing financial knowledge through empowered local bankers
- Westpac Local strategy aims to assist our people build deeper relationships and become closer to customers and communities
- It has delivered strong improvement in banker capability and productivity over the last three years. Further improvements to productivity and customer experience will be achieved with the roll out of the St.George teller system (Spider) to WRBB to be completed in 2H12, with 418 (61%) branches now operating with this system
- Through the Westpac Local strategy we are growing customer numbers, maintaining high retention levels and deepening customers relationships

Key metrics

	1H11	2H11	1H12	Change on 2H11
Employees (# FTE)	11,192	10,958	10,632	
Women in senior leadership (%)	42.7	43.8	44.5	✓
Revenue per avg. FTE ('000)	274	292	302	✓
Expense to income ratio (%)	48.9	48.3	47.4	✓
Customers (#m)	5.13	5.18	5.25	✓
NPS – Consumer affluent[3] (rank)	2nd	3rd	4th	x
NPS – Business SME[3] (rank)	1st	1st	1st	✓
NPS – Business Agri[3] (rank)	1st	1st	1st	✓
Affluent customer retention (%)	99.0	98.9	98.7	–
Customers with 4+ products (%)	28.3	29.3	29.9	✓
Customer deposits to loans ratio (%)	50.9	51.7	53.5	✓
Wealth penetration (%)[1]	19.6	19.8	20.3	✓
BT Super for Life customers ('000)	189	211	232	✓
Insurance – H&C cross sell[4] (%)	76	79	105	✓

1 Refer to slide 106 for Wealth penetration metrics provider details. 2 Roy Morgan, March 12. 3 Refer slide 107 for NPS definition and source. 4 Insurance Home and Contents Cross sell rates are defined as the number of risk sales divided by the total home loan sales.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 54

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 55 Westpac Local strategy has driven consistent uplift across all key metrics 1,534 1,530 1,594 1,669 1,719 1H10 2H10 1H11 2H11 1H12 258 257 274 292 302 1H10 2H10 1H11 2H11 1H12 49.9 50.4 50.9 51.7 53.5 1H10 2H10 1H11 2H11 1H12 18.3 18.8 19.6 19.8 20.3 1H10 2H10 1H11 2H11 1H12 76 81 82 87 Jul-08 Jul-09 Jul-10 Jul-11 27.5 28.3 29.3 29.9 2H10 1H11 2H11 2H12 1 Refer to slide 106 for Wealth penetration metrics provider details. Revenue per average FTE ($’000) Customer deposits to loans ratio (%) Core earnings ($m) Employee engagement (%) Customers with 4+ products (%) Customers with wealth products1 (%)

Strengthened balance sheet in lower growth environment

- Strong deposit growth exceeded loan growth, improving the deposits to loans ratio 180bps to 53.5%
- Deposits up 5% with the majority of growth in term deposits (up 14%)
  - Term deposits now represent 45% of total deposits
- Housing up 2%
  - Focused on service led strategy
  - Strong housing retention at 98.1%
  - Continued to utilise broker channel (41% of 1H12 flows) but below market usage[1]
- Other lending up 1% including credit cards up 2.2%
- Business lending up 1% in a market where customers are continuing to de-leverage
  - Includes strong level of refinance from competitors
  - Business pipeline up 11% on 2H11 levels
  - Continuing to work with our business customers to ensure that we are managing margins effectively across our portfolios

Balance sheet ($bn)

	1H11	2H11	1H12	% Chg on 2H11	
TOTAL DEPOSITS	**119.6**	**125.1**	**131.8**	↑	**5**
Term deposits	48.0	51.7	58.9	↑	14
NET LOANS	**235.0**	**242.1**	**246.4**	↑	**2**
Housing	181.8	188.8	192.6	↑	2
Business	44.2	44.4	44.8	↑	1
TCE[3]	**287.3**	**296.9**	**302.3**	↑	**2**

Focussed on deposits, business and wealth

- WRBB targeting new lending to be self funded, with smarter deposit gathering capabilities introduced
- WRBB sector leading in customers with wealth products at 20.3% (up 50bps)
- WRBB targeting improved share of business market
  - Ranked No.1 of majors in SME Business NPS[2] (-11.8) and Agri NPS[2] (+5.8) and No. 2 in Commercial Business NPS[2] (-1.4)
  - Won Money Magazine 2011 Business Bank of the Year award for the 4th year running
  - Average revenue per local business banker up 2.1%
- WRBB has a strong market share of housing and targeting growth around system with a focus on deepening customer relationships

Lending mix (%)


Housing
Business lending
Other
78
18
4

Balance sheet growth[4] (6 month % chg)


Housing
Business
Deposits
3.4
0.7
4.4
3.9
2.9
4.6
2.0
0.9
5.4
1H11
2H11
1H12

1 Industry proportion of new loans through brokers at 43%, Volume 15, JPMorgan/Fujitsu report, March 2012. 2 Refer slide 107 for NPS definition and source. 3 TCE is Total Committed Exposure. 4 Underlying business growth.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 56

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Maintaining strong risk profile, business and consumer impairment charges lower 57 • Stressed exposures as a % of TCE2 at 137bps, down 13bps – Impaired assets up 5bps to 29bps – 90+ days past due and well secured down 3bps to 45bps – Watchlist and substandard down 15bps to 63bps • Mortgage 90+ days delinquencies stable at 52bps • Credit Cards 90+ days delinquencies at 106bps, up 8bps • Impairment charges down 20% to $218m – Consumer impairment charges down $12m, with improvement in early cycle delinquencies, attributed to ‘cautious consumer’ behaviour, creating a CAP benefit for 1H12 – Business impairment charges down $44m, driven by lower CAP charges as stressed exposures continued to decline 1 Refer slide 107 for asset quality definitions. 2 TCE is Total Committed Exposure. 0.0 0.5 1.0 1.5 2.0 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Credit Cards Mortgages 0 1 2 1H09 2H09 1H10 2H10 1H11 2H11 1H12 Impaired 90+ days past due well secured Watchlist & substandard 273 274 11 218 (11) (17) (12) (27) 1H11 2H11 New IAPs Write-backs Recoveries Write-offs Changes in CAPs 1H12 Down 20% Strong risk profile1 Movement in impairment charges ($m) 90+ days delinquencies (%) Stressed exposures as a % of TCE2 (%)

St.George Core earnings steady since merger, absorbing business repositioning

BankSA | St.George | Bank of Melbourne | RAMS

Cash earnings movement half on half ($m)



602
52
17
(19)
(33)
(4)
615
(41)
(3)
8
(27)
17
569
Up 2%
Down 7%
1H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H12

Core earnings ($bn)



1.03
1.04
1.04
1.06
1H09
1H10
1H11
1H12

Net interest margin (%)



1.89
1.94
5bps
1bp
(13bps)
0bp
0bp
1.87
Down 7bps
1H11
2H11
Asset spread
Asset mix
Deposit spread
Deposit mix
Wholesale funding & other
1H12

Movement 1H12 – 2H11

Cash earnings	↓	7%	• Cash earnings down 7% to $569m
Core earnings	↓	3%	• Core earnings down 3% to $1,055m
Net interest income	↓	3%	• Deposits up 5% driven by 13% growth in term deposits. Deposit growth more than fully funded loan growth • Housing up 2% with proprietary lending 67% of flow • Other personal lending (including cards) up 7% • Business lending down 1% with growth in SME and auto finance offset by lower commercial lending, particularly property
Margins	↓	7bps	• Margins down 7bps to 1.87[1]% • Lower deposit spreads a key driver
Non-interest income	↓	1%	• Higher business and personal lending fees • Higher market sales income as customers increased their use of hedging to manage FX and rates • Offset by lower merchant fees and customers moving transaction business to lower fee accounts
Expenses	↓	1%	• Productivity benefits offset Bank of Melbourne expansion (additional 5 branches over half) and higher restructuring charges
Impairment charges	↑	13%	• Impairment charges were up $27m to $240m. This was largely driven by updates to models used to assess consumer collectively assessed provisions and some top-ups to existing stressed asset provisions • Consumer impairment charges up $41m • Business impairment charges down $14m

1 St.George margins restated to incorporate the transfer of RAMS business during the period.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 58

Westpac GROUP

Solid improvement in key operating metrics with wealth cross sell up significantly

Key features of 1H12

- St.George has continued to deepen customer relationships and has had good early success with the launch of Bank of Melbourne and growth of the RAMS product suite. Past repositioning of St.George and BankSA brands to boost productivity of the branch network, reduce the reliance on third party lending and reduce exposure to commercial property to improve the Group's risk profile, was a drag on some asset classes and revenue
- Strong deposit focus helped loan growth be more than fully funded
- Improved customer retention and proprietary mortgage growth of 4%. Broker originated loan balances fell. Increased share in cards and personal loans
- Retained lead on majors in NPS[1]
- Wealth penetration[2] was up 140bps to 14%, achieving a higher growth rate than the majors
- Bank of Melbourne is delivering to plan

Key points on St.George brands during 1H12

- St.George (NSW/QLD/ACT/WA) core earnings were lower following a decision to reduce the division's exposure to broker originated home lending and to commercial property. This decision was made as broker lending typically has lower returns while the Group's exposure to commercial property was high and this lending typically generates low returns through the cycle. Expenses were well contained, falling slightly.
- Bank of Melbourne early success with first eight months of customer growth significantly above the same eight months for St.George branches in Victoria in 2010/2011 and increasing products per customer. Core earnings were slightly up
- BankSA Core earnings lower from reduced revenue. Expenses were well contained, falling slightly, and impairment charges were at low levels, $16m
- RAMS Core earnings higher, with growth in home loans. Slightly higher expenses and a small uptick in impairments to $5m

Key metrics

	1H11	2H11	1H12	Change on 2H11
Employees (# FTE)	5,307	5,307	5,219	
Women in senior leadership (%)	35.3	36.0	37.6	✓
Revenue per avg. FTE ('000)	313	332	328	x
Expense to income ratio (%)	38.5	38.1	38.6	x
Customers (#m)	2.67	2.70	2.74	✓
NPS – Consumer[1] (rank)	1st	1st	1st	✓
NPS – Business[1] (rank)	1st	1st	1st	✓
Customer retention (%)	93.2	93.2	93.6	✓
Customers with 4+ products (%)	25.3	26.6	27.5	✓
Customer deposits to loans ratio (%)	47.7	49.9	51.7	✓
Wealth penetration[2] (%)	11.8	12.6	14.0	✓
BT Super for Life customers ('000)	29	42	56	✓
Insurance H&C cross sell (%)	58	68	68	–

1 Refer slide 107 for NPS definition and source. 2 Refer to slide 106 for Wealth penetration metrics provider details.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 59

St.George multi-brands firm footing to grow

BankSA st.george Bank of Melbourne RAMS

Multi-brand approach

- St.George is home to three regional brands and a specialist national brand. Brands are locally managed with differentiated strategies
  - St.George in NSW/ACT aims to grow share through being the No. 1 alternative to the majors, leveraging off its large existing base
  - St.George in WA/Qld is an attacker brand focussed on new deposit gathering and growth corridors
  - BankSA with its strong 'We're closer' positioning (banks nearly 1 in 3 South Australians) aims to grow in target affluent and SME segments
  - Bank of Melbourne is filling the market gap in Victoria for a strong 'super' local bank. Has expanded from 34 branches at July 2011 launch to 53 branches (plan to double branches by 2016)
  - RAMS is evolving into a diversified non-bank financial services group. Currently offering low cost mortgages and insurance as well as some deposit products to mortgage customers

Core earnings by brand ($m)



1,041
1,091
(37)
(6)
1
6
1,055
1H11
2H11
St.George
BankSA
Bank of Melbourne
RAMS
1H12

St.George

- Core earnings lower with margin decline from deposits, deleveraging of commercial property and mortgage broker run off higher
- Large uplift in wealth penetration in NSW/ACT, up 180bps to 12.1% of customers[1]
- St.George continues to lead customer advocacy across NSW and ACT in both business and retail versus the majors
- Net customer growth of 1.2% and customers with 4+ products up 100bps to 27.8%
- Strong deposit growth with an improvement in the deposits to loans ratio of 260bps to 59.4%

BankSA

- Core earnings reduced from lower revenue on the back of a decline in margins. Expenses were well contained, falling slightly
- Growing market share in deposits above system[2] YoY and home loans (at system[3] YoY) in a low growth environment
- Nearly 1 in 3 population reach in South Australia. Deepening customer base by growing new retail customers (up 1.1%) and customers with 4+ products up 90bps to 27.2%
- Large uplift in wealth penetration and cross sell[1], up 140bps to 17.3% of customers

RAMS

- Core earnings rose due to 6% growth in home loans, despite run-off in broker originated lending
- RAMS have expanded their product offering to include deposits to existing mortgage customers. Plan to launch deposits to new customers in 2H12
- RAMS continues to expand its footprint (3 additional stores in 1H12)
- RAMS increasing online presence with a 28% increase in MyRAMS customers in 1H12

1 Refer to slide 106 for Wealth penetration metrics provider details. 2 System growth for South Australia Deposits, RBA March 2012. 3 System growth for South Australia Housing credit February 2012.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 60

Westpac GROUP

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Bank of Melbourne capitalising on gap in Victorian market for a strong local player 61 • In Australia, around 50% of the population prefer to bank with a local bank, with local banks typically holding around 20% market share in each State • Customer preferences are not being fully met in Victoria given smaller footprint of regional/local banks leaving approximately 10% of demand unmet. Significant opportunity for Bank of Melbourne to take share • Low cost expansion with back office (risk, technology, product development and operations) already established • Expansion of Bank of Melbourne has met expectations, with positive Core earnings growth, an increasing footprint, growth in brand awareness and consideration, strong net customer growth; low transfer of WRBB customers; very strong deposit growth and an improvement in customers with 4+ products • Banker capability is being improved with new, job specific, induction and training programs 2H11 1H12 Change on 2H11 Deposits ($bn) 5.6 6.5 16% Lending ($bn) 15.5 15.8 2% Customers (‘000) 232K 248K 7% Customers with 4+ Products (%) 25.6 26.1 50bps -1.0 0.0 1.0 2.0 3.0 4.0 5.0 0.0 2.0 4.0 6.0 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 Sep-11 Oct-11 Nov-11 Dec-11 Jan-12 Feb-12 Mar-12 Net Customer Growth (rhs) New Customers (lhs) Lost Customers (lhs) - 5 10 15 20 25 30 SA WA QLD NSW & ACT VIC Key metrics St.George Suncorp Bank of Qld Bankwest BankSA Bendigo & Adelaide Bank Local banks outside home state Local Banks in home state Bank of Melbourne Bendigo & Adelaide Bank Local Bank footings by State1 (%) Customers refinancing home loans with Bank of Melbourne from which peer (%) Net customer growth (000’s) 1 Roy Morgan research January – December 2010, respondents aged 14+, mainly excludes small business. Footings include Deposit and Transactions, Mortgages, Personal, Lending, and major cards. 12 33 18 11 26 Peer 1 Peer 2 Peer 3 WBC Other

Strong deposit and proprietary lending growth

- Strong deposit growth exceeded loan growth
- Improving the deposits to loans ratio 180bps to 51.7%
- Deposit growth of 5% driven by term deposits up 13% (now represent 52% of total deposits)
- Mortgages up 2%, focus on proprietary channels
  - Solid proprietary growth, particularly Bank of Melbourne (6%) and RAMS (12%)
  - Broker balances continue to decline due to back book run-off
  - Brokers 33% of 1H12 flow down from 46% two years ago. Broker introduced customers seeing a rise in customers with 4+ products
- Other consumer lending up 7% due to consumer auto finance loans improving 9%, supported by the white labelling of auto loans
- Business lending[1] down 1%
  - SME and auto finance growth offset by run-off of stressed exposures and slower commercial lending, particularly commercial property
  - Book quality improved and higher margin on new lending

Balance sheet ($bn)

	1H11	2H11	1H12	Chg on 2H11 (%)	
TOTAL DEPOSITS	66.5	70.8	74.4	↑	5
Term deposits	29.2	33.9	38.4	↑	13
NET LOANS	139.5	142.0	143.8	↑	1
Housing	102.8	105.1	106.8	↑	2
Business[1]	30.8	30.8	30.5	↓	(1)
TCE[3]	157.1	161.5	163.8	↑	1

Housing growth by brand[2] (% change on 2H11)



Proprietary
Broker
1.7
1.4
1.5
0.2
5.6
(0.4)
2.5
(0.3)
0.6
(1.8)
12.1
(7.4)
BankSA
St.George NSW/ACT
Bank of Melbourne
St.George Qld
St.George WA
RAMS

Lending mix at 1H12 (%)



Housing
Business lending
Other
74
21
5

Balance sheet growth (6 month % chg)



Housing
Business
Deposits
1.6
(2.8)
1.4
2.2
0
6.5
1.6
(1.0)
5.1
1H11
2H11
1H12

1 Business lending incorporates both small business and corporate lending. St.George corporate customer segment includes customers with facilities that typically do not exceed $150m. 2 Mortgage stock changes during period. 3 TCE is Total Committed Exposures.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 62

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Solid risk profile 63 1 Refer page 107 for asset quality definitions. 2 TCE is Total Committed Exposure. • Asset quality has continued to improve with stressed exposures to TCE2 down 18bps to 329bps. Impaired assets declined the most, down 15bps • Mortgage 90+ days delinquencies were up 7bps to 60bps. Most of the rise was due to the seasoning of the RAMS portfolio. RAMS has more low doc lending so delinquencies are much higher, however, LVRs are lower and mortgage insurance cover is higher • Credit cards 90+ days delinquencies at 155bps up 37bps • Movement in impairment charges were due to – Increase in CAP and decease in new IAPs during 1H12 due to lower incidence of new stress and lower downgrades from CAP to impaired – Consumer impairment charges up $41m with a seasonal rise in delinquencies – Business impairment charges were down $14m 180 213 9 185 240 (132) (1) (34) 1H11 2H11 New IAPs Write-backs Recoveries Write-offs Changes in CAPs 1H12 0.0 0.5 1.0 1.5 2.0 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Credit Cards Mortgages 0 1 2 3 4 5 1H09 2H09 1H10 2H10 1H11 2H11 1H12 Impaired 90+ days past due well secured Watchlist & substandard Up 13% Improving risk profile1 Movement in impairment charges ($m) 90+ days delinquencies (%) Stressed exposures as a % of TCE2

Solid underlying business momentum offset by irregular items and market movements

BT Financial Group

Cash earnings 1H11 – 1H12 ($m)


342
61
(40)
(22)
1
(58)
(11)
21
294
Revenues
1H11
Flows
Markets
Equities
Other revenues
Expenses
Impairments
Tax and MI
1H12

1H12 Cash earnings impacted by a number of factors

- In BTFG there is some seasonality in flows and costs such that a comparison with the prior corresponding period is also relevant. Accordingly we have also presented comparisons to 2H11 and 1H11
- Cash earnings of $294m in 1H12 was 14% lower than 1H11 with strong positive contribution from flows ($61m) offset by weaker markets, equities and some irregular items
  - Markets had a $40m negative impact, primarily due to lower asset markets
  - Equities revenue was $22m lower from lower margin lending and weak broking volumes
  - Other revenue was $1m higher with higher FUA margins and a reduction in catastrophe claims offset by some one-off revenue items in 1H11 and a reduction in LMI revenues (from de-risking)
  - Expenses were higher with J O Hambro Capital Management (J O Hambro) contributing $27m to increase and other expenses, including higher distribution investment
- Cash earnings in 1H12 compared to 2H11 impacted by similar factors but also affected by
  - Large rise in catastrophic claims (which usually occur in 1H of each year)
  - One-off items incurred in 2H11 including the sale of Single Manager Investment rights and changes in the accounting treatment of deferred income and expenses
- J O Hambro (acquired in 1H12) contributed $6 million to Cash earnings, after minority interests

Cash earnings 2H11 – 1H12 ($m)


Flows (+$24m)
Markets (-$23m)
Margins (-$5m)
Other (-$64m)
Expenses (-$27m)
363
12
12
(18)
(16)
11
(5)
(40)
(19)
(39)
(3)
37
(27)
13
(13)
(5)
31
294
2H11
FUM/FUA, Advice, Private Wealth
General and Life Insurance
FUM/FUA, Advice
Equities
Capital
FUM/FUA, Advice, Private Wealth
Catastrophe claims
LMI
One-offs in 2H11
Other
Hambro BAU revenue
Hambro BAU expenses
Hambro acq. costs (2H11)
Other expenses
Impairments
Tax and MI
1H12

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 64

Westpac GROUP

Solid underlying business momentum offset by irregular items and market movements (cont.)

Cash earnings movement half on half ($m)


342
(8)
49
(20)
363
(49)
(41)
21
294
Up 6%
Down 19%
1H11
Funds Management
Insurance
Capital
2H11
Funds Management
Insurance
Capital
1H12

FUM / FUA (excluding J O Hambro)

FUA and FUM	Average		Period End	
	$bn	% mov't 1H12 - 2H11	$bn	% mov't 1H12 - 2H11
BT Wrap/Asgard FUA	67.5	(3)	69.7	6
Corporate Super FUA[1]	11.8	30	12.7	48
Total FUA	**82.5**	**–**	**85.6**	**11**
Retail FUM	15.1	(6)	15.3	3
Institutional FUM	12.7	(8)	13.7	5
Wholesale FUM	13.8	(6)	15.2	12
Total FUM	**41.6**	**(7)**	**44.2**	**7**

Movement 1H12 – 2H11

Cash earnings	↓	19%	• Cash earnings down $69m (19%) to $294m • Cash earnings impacted by irregular items and markets impacts amounting to $67m
Funds management Cash earnings	↓	21%	• Cash earnings down 21% to $180m • Average FUM up 17% (down 7% excluding J O Hambro acquisition) with solid net flows offset by average ASX200 down 6% • Average FUA flat with wrap platform flow and transfer of Westpac Staff Super balances to Corporate Super, offset by average ASX200 down 6% • BT/Asgard platforms (including corporate super) increased market share by 1% to 21%[2]
Insurance Cash earnings	↓	33%	• Cash earnings down 33% to $83m (up 11% on 1H11) • 7% growth in Life in-force premiums offset by higher claims • 13% growth in General Insurance gross written premiums offset by seasonally higher claims in first half • LMI revenue down from de-risking of the book and lower credit growth
Capital and Other	↑	Large	• Contribution was higher from a rise in earnings on invested capital up $11m and a reduction in expenses

1 Growth in Corporate Super due to transfer of Westpac Staff Super balances. 2 Plan for Life, December 2011, All Master Funds Admin.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 65

Solid underlying performance, Cash earnings lower

Key features of 1H12 underlying performance

- Platforms saw increased market share in BT Wrap / Asgard Platforms (including corporate super) up 1% to 21% and #1 in net flows at 60% share of annual new business[1]
- Cross sell continued improvement in wealth penetration[2] to 17.7% (WRBB sector leading at 20.3% and St.George the fastest growing up 140bps to 14.0%)
- Advice continued investment through 549 advisers (up 8%), focused on wealth and aligning the network to maximise affluent and high net worth opportunities
- Sector leading revenue per adviser[3] (WRBB Financial Planner); St.George Financial Planner in line with Bank sector median
- Deposits had strong growth, particularly on platforms, of $1.1b (6%)[4] to $19.5b (up 20% on 1H11)
- Insurance premium growth above system[5]. Strong sales of life insurance through the IFA network (up 33%) and cross sell of home and contents insurance. General insurance gross written premiums up 13% and life insurance in-force premiums up 7%

Strategy

- Participate across the full wealth value chain to earn all our Australian customers' superannuation, advice and insurance business
  - The opportunity is significant, with Wealth penetration across the Westpac Group at only 17.7% (20.3% of WRBB and 14.0% of SGB)[2]
- Be the platform and services provider of choice for Independent and salaried Financial Advisers
- Grow owned and aligned financial planning networks
- Grow a diversified asset management portfolio to achieve sustainable above market performance
- Build on momentum in insurance sales from strengthened distribution and increased product knowledge across banking channels

Key metrics

	1H11	2H11	1H12	Change on 2H11
Employees (# FTE)	3,632	3,709	3,693	
Women in senior leadership (%)	39.5	41.9	38.3	×
Revenue per adviser ($000's)	114	120	115	×
Customers with a Wealth product (#m)	1.59	1.62	1.67	✓
Customers with an Insurance product (#m)	1.0	1.1	1.2	✓
Wealth penetration Group customers[2] (%)	16.5	17.0	17.7	✓
BT Super for Life customers ('000)	218	253	288	✓
BT Super for Life FUM ($bn)	1.3	1.5	2.0	✓
H&C Insurance (WRBB) cross sell (%)	76	79	105	✓
H&C Insurance (SGB) cross sell (%)	58	68	68	–
Deposits on Wrap[6] ($bn)	8.4	9.2	10.1	✓

1 Plan for Life, December 2011, All Master Funds Admin. 2 Refer to slide 106 for Wealth penetration metrics provider details. 3 Comparator December 2011. 4 Includes Private Wealth and term deposits on Wrap. 5 Plan for Life December 2011. 6 Includes cash accounts.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 66

Sector leading platforms, growing above peers

BT Financial Group

- Ranked #1 on all Platforms (including corporate super) with 1% increase in FUA share (to 21%) and annual net flows of 60% YTD[1]
- Corporate Super market share up 3% to 13.4% and ranked 4th in the market (improved 1 rank). 1st for share of annual business inflows at 51% YTD[1,2]
- Newly launched Asgard Infinity (a pay for what you use platform solution) reached $849m in FUA. "Best New Product" award from Investment Trends 2011[3]
- BT Wrap awarded "Best New Functionality" for BT LifeCentral from Investment Trends for 2011[3]
- Growth supported by
  - More advisers and strong adviser productivity (market leading)[4] combined with an increased focus on the high net worth segment
  - Open architecture model sees platforms preferred by independent financial planning groups

BT FUA market share growing strongly (all platforms)[2,5]



WBC/BTFG
Peer1
Peer 2
Average Next 4 Top Competitors
19.8%
19.9%
20.0%
19.9%
20.7%
19.0%
18.6%
18.5%
18.4%
17.8%
16.5%
16.6%
16.6%
16.6%
16.7%
8.4%
8.4%
8.3%
8.3%
8.3%
Dec-09
Jun-10
Dec-10
Jun-11
Dec-11

Asgard Infinity FUA ($m)



3
87
248
383
610
849
Oct-11
Nov-11
Dec-11
Jan-12
Feb-12
Mar-12

Net flows (half year) $bn – all platforms rank #1[2,5]



BTFG
Peer 1
Peer 2
Average Next 4 Top Competitors
2.7
(0.6)
1.2
0.7
1.9
0
0.6
0.4
1.9
0.4
0.9
0.5
5.0
(0.4)
0.4
0.3
Jun-10
Dec-10
Jun-11
Dec-11

1 Plan for Life, December 2011, All Master Funds Admin. 2 Includes $2.9bn from transfer of Westpac staff super plan. 3 Investment Trends Platform Competitive Analysis and Benchmarking Report December 2011. 4 Comparator December 2011. 5 Plan for Life December 2011 all platforms. Peer 1 and 2 are the largest two competitors by FUA.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 67

Westpac GROUP

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 68 Enhancing distribution and cross sell 102 128 157 191 218 253 288 0.0 0.5 1.0 1.5 2.0 2.5 0 50 100 150 200 250 300 350 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 St.George customers (LHS) WRBB customers (LHS) FUM (RHS) (000’s) ($bn) 1H09 2H09 1H10 2H10 1H11 2H11 1H12 IFA's Bank Alligned Planners 12 39 36 19 21 17 19 Expanded distribution to Independent Financial Advisers with launch of “BT Protection Plan” through the IFA network in February 2011. Product sales also increased in Bank channels. Received external recognition as joint winner of the 2012 Plan for Life/AFA Innovation Award 0% 2% 4% 6% 8% 10% Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Peer 1 Peer 2 Peer 3 WBC Group St.George WRBB 100 200 300 400 500 2004 2005 2006 2007 2008 2009 2010 2011 2012 Bank median WRBB Financial Planners St.George Financial Planners 1 Refer to slide 106 for Wealth penetration metric provider details. 2 Comparator December 2011. All data is for period 30 June (2012 is the 6 months to December 2011 annualised). Life insurance sales by retail advisers ($m) BT Super for Life customer growth & FUM Home and Contents penetration1 (%) Market leading revenue per adviser2 ($’000)

Well represented across asset management styles with sound FUM growth

Ascalon - Boutique managers

- Continued strong FUM growth (up 12%)[1]
- Ascalon boutiques have maintained positive net flows half on half for the last four halves. In 1H12 net flows were $270m[1]
- Executing on Asian strategy. Ascalon has taken equity stakes in two alternative fund managers - Athos Capital (Hong Kong) and Canning Park Capital (Singapore) increasing the stable of managers to 9 boutiques
- Continues to leverage "Best Investor Supporting Australian Managers" 2011 Australian Hedge Fund Awards

ADVANCE Advance - Manager of managers

- Good FUM growth, up 14%
- Advance's Multi Manager net flows continue to show strong growth up $0.3bn
- More than one third of all net flows emanating from internal channels, proof that the bank engagement strategy is delivering results
- Awarded "Best Fund Manager in Money Magazine's 2012 Best of the Best awards", "Fund Manager of the Year 2011" AFR Smart Investor Blue Ribbon Awards

BT Investment Management BTIM - Global asset manager

FUM (by asset class)



Sept 11 – Prior to J O Hambro acquisition
Cash 23%
Diversified 14%
Int'l equities 10%
Fixed income 11%
Australian equities 37%
Property 5%
Mar 12 – Post J O Hambro acquisition
Diversified 11%
Cash 18%
Int'l equities 32%
Fixed income 8%
Australian equities 27%
Property 4%

- BTIM Group FUM up $3.2bn (8%) to $45.8bn
- Acquisition of J O Hambro has been completed, with all key staff retained
- J O Hambro continues to drive positive net flow in a tough European market, and their FUM is up 19% from £6.2bn to £7.4bn
- BTIM is positively positioned for growth through the diversification of its business across asset classes, products, geographies and currency

1 Represents FUM of boutique investment managers in which Ascalon Capital Managers Limited (Ascalon) holds minority ownership interests. These boutiques are not part of the Westpac Group of companies and it is not intended to attribute the FUM to Ascalon or any other entity of the Westpac Group.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 69

Life and General Insurance continues to improve, LMI lower from de-risking

BT Financial Group

Life Insurance



Contribution to Individual New Premium Market Share Growth
7.8%
90bps
(10bps)
(30bps)
(10bps)
8.2%
YE Dec 2010
Retail
Banc-assurance
Credit card insurance
Direct
YE Dec 2011

- The Life Insurance business has expanded its reach to Independent Financial Advisers with the launch of "BT Protection Plan" in February 2011
- The Life Insurance business market share[1] of individual new premiums increased from 7.8% to 8.2% in the year to December 2011. Retail products have increased market share by 0.9%, with a very strong new premium growth of 38%. BT has outperformed the market, with a new premium growth rate of 17% compared to 12% for the market

General Insurance



Home & Contents Market Share (%)
3.6
3.7
3.8
4.0
4.1
Sep-10
Dec-10
Mar-11
Sep-11
Dec-11

- General Insurance Home and Contents market share[2] up from 3.7% to 4.1% (year to Dec 11)
- BT has outperformed the market, with gross earned premium growth of 21% (for the year to Dec 11) compared to 10% for the market
- A driver of growth has been the Group's comprehensive flood cover that has supported customers through recent natural disasters and contributed to a significant lift in product awareness and consideration
- Some premium increases over the last year have further supported premium growth

Lenders Mortgage Insurance (LMI)



Cash earnings contribution ($m)
Retained Business (80-90% LVR & 60-80% LVR Low Doc)
>90% LVR Business
37
36
22
1H11
2H11
1H12

- LMI Cash earnings have fallen 39% from 2H11 to 1H12. This decline has two key drivers
  - De-risking the portfolio – since June 2009, the >90% LVR business has been underwritten by a third party following a decision by the Group to further reduce risk. Income recognition profile of LMI (around 80% of revenue recognised in first 5 years) has seen a big reduction in revenue recognised in 1H12 given volumes peaked through 2007/2008
  - Credit growth lower – since the GFC, the number of new home loans requiring mortgage insurance issued by Westpac Group has fallen

1 Source: Plan for Life data (new sales includes sales, premium re-rates, age and CPI indexation), December 2011. 2 Source: APRA statistics based on Gross Earned Premiums (GEP).

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 70

Westpac GROUP

Strong Core earnings growth underpinned by increased customer activity

Westpac Institutional Bank

Cash earnings movement half on half ($m)


655
21
(78)
(2)
66
(1)
661
(1)
151
(10)
(143)
5
663
Up 1%
Flat
1H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H12

Core earnings ($m)


923
864
1,004
1H11
2H11
1H12

Movement 1H12 – 2H11

Cash earnings	–	flat	• Cash earnings flat at $663m
Core earnings	↑	16%	• Core earnings up 16% to $1,004m
Net interest income	–	flat	• Loans up 5% and deposits increased 8% • Accelerated recognition of establishment fees offset by increased funding costs and lower markets contribution • Volumes higher mostly in trade finance
Margins	↓	8bps	• Margins down 8bps due to – Increased funding costs and strengthened liability mix impacts – Lower markets revenue contribution in Net interest income
Non-interest income	↑	27%	• Improved operating conditions and market volatility provided opportunities in both FX and Debt Markets – Strong customer flows across rates and foreign exchange • Higher performance fees recognised in Hastings • Partially offset by unfavourable counterparty credit risk valuations (CVA)
Expenses	↑	2%	• Strong expense discipline • Salary costs largely flat as productivity initiatives offset annual salary rises and higher performance related pay • Higher technology and compliance costs from investing in and strengthening payments platforms and core system processes
Impairment charges	↑	large	• Strong asset quality • Charge due to reduced benefit from repayment of stressed exposures, lower level of write-backs and a modest increase in individually assessed provisions

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 71

Westpac GROUP

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 11 27 12 Natural Resources Agriculture and Consumer Government and Education • Deliver superior returns by providing market-leading solutions, service and insight to earn all our customers’ business • Deepen customer relationships through a relationship based operating model • Provide institutional insights through a dedicated team of sector specialists with superior technology and servicing capability – Best and most informed bankers recognising customer needs and helping anticipate changes to develop innovative customer solutions • Adapt to new regulatory and competitive landscape – Customer-centred framework for earning deposits – Continued investment in specialist sales and service capability • Maintain product leadership through continued investment and innovation • Strengthen and build scalable technology platform to support business growth 72 Building on our strong customer footprint to adapt and extend our strategic focus Australasian footprint Operations in Asia have been running since 1972. Headquartered in Singapore, the geographic footprint continues to expand, to support our customers and incorporates branches in Shanghai, Hong Kong, Beijing and representative offices in Mumbai and Jakarta Strong focus in Australia and New Zealand (73% of WIB’s Total Committed Exposures) Offshore operations also located in US and UK • Maintain strong focus on core markets of Australia and New Zealand • Leverage specialist expertise in the Australian and New Zealand markets to a broader global context, offering customers deeper levels of insight • Extend WIB customer footprint into new sectors, products and geographies – Expand Asia capability to better meet customers’ needs following trade, investment and people flows – Deepen relationships in Trade, Natural Resources, Agribusiness, and Government and Education Strategy Revenue growth from target segments 1H12 - 1H11 (%) Strategic geographic and industry focus

Westpac Institutional Bank

Lead Australasian Institutional Bank

Large & diversified customer footprint with market leading scale, diversification and leadership in key segments

Scale

How we operate

- Relationships extend to over 50 countries and approximately 3,000 customers
  - Global footprint provides the foundation to work collaboratively with customers and convert Australasian insights into opportunities
  - Worldwide presence in major centres provides real time financial market analysis in multiple time zones
- Industry expertise covers
  - Agriculture and Consumer
  - Financial Institutions
  - Government and Education
  - Health
  - Industrials and Materials
  - Infrastructure and Utilities
  - Media and Entertainment
  - Natural Resources
  - Property
  - Retail
  - Technology
  - Transport

Diversity

Well diversified portfolio

Total committed exposure by industry (%)



42
14
6
14
8
4
5
3
4
Finance & insurance
Property
Govt admin. & defence
Manufacturing
Trade
Utilities
Mining
Transport & storage
Other

Leadership

Leading Institutional Bank

- **No.1 in Overall Customer Satisfaction[1,2]**

Global Transactional Banking

- **No.1 Lead Domestic Transactional Bank**
  Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia 2004-11 & NZ 2011[3]
- **No.1 Relationship Strength[2]**
  Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia 2004-11[4] & NZ 2004-2005, 2009-2011
- **No.1 for Overall Customer Satisfaction[2]**
  Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia 2007-11[5] & NZ 2011
- **No.1 Best Transactional Banking Platform[2]**
  Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia 2005-11

Debt Markets

- **No.1 Lead Debt Security Provider**
  Peter Lee Associates Debt Securities Origination surveys, Australia 2010-11
- **No.1 Relationship Strength**
  Peter Lee Associates Debt Securities Origination surveys, Australia 2010-11
- **No.1 Public Domestic Asset-Backed Securities**
  (incl. Self-Led deals) Insto 2011

FX&CCE

- **No. 1 FX Market Share**
  Peter Lee Associates Foreign Exchange survey, Australia 2011
- **No.1 Relationship Strength[2]**
  Peter Lee Associates Foreign Exchange surveys, Australia 2007-11
- **No.1 Sales Strength[2]**
  Peter Lee Associates Foreign Exchange surveys, Australia 2007-11

1 Peter Lee Associates Large Corporate & Institutional Relationship Banking surveys, Australia 2007-2011 (Equal No.1 in 2008). 2 Ranked against the Top 4 competitors. 3 Equal No. 1 in 2011. 4 Equal No.1 in 2006 & 2010. 5 Equal No.1 in 2010.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 73

Westpac GROUP

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 79 5 16 Customer Trading Other 45 25 30 Lending Transactional Other 74 High quality customer earnings and solid balance sheet growth • WIB’s customer centric strategy delivers strong underlying customer revenue through co-ordinated and seamless customer relationships across all divisions – Market leading banking and relationship skills in corporate and institutional banking – Strong growth in FX and Debt Markets sales – Transactional has benefited from increased volumes and margins – Strong growth in trade – Delivering growth in key target segments including Natural Resources, Agriculture and Infrastructure • Customer revenue represents 79% of WIB revenue, up 8% on 2H11 • Trading income up significantly due to improved market conditions (particularly in 2Q12) • Other1 at 16% of WIB revenue (up 9% on 2H11) includes higher performance fees in Hastings • Current economic conditions have contributed to subdued loan growth and low M&A activity as customers remain cautious. However, loan growth has been derived from deep customer relationships and focusing on target sectors and geographies • Deposits increased 8% to $52bn (up 11% 1H11) – Leading position and ongoing investment in Transactional banking capabilities to support deposit gathering – Customers maintaining surplus cash positions – Increased demand for term deposits • Lending up 5% to $55bn (up 4% on 1H11) – Driven by strong growth in Trade, benefited by the exit of European banks from the region 53 52 55 47 48 52 90% 93% 96% 60 65 70 75 80 85 90 95 100 30 35 40 45 50 55 60 1H11 2H11 1H12 Net loans Deposits Deposits to loans ratio (includes customer market activity) 1 1 Other includes Hastings and Capital benefit. WIB net loans and deposits ($bn) Revenue mix (%)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 75 Strong asset quality • Asset quality further strengthened with stressed exposures continuing to decline although the rate of improvement has slowed moderately • Impairment charges of $65m in 1H12 reflect – New IAPs $37m higher in 1H12, driven by a small number of Corporate and Institutional exposures. New IAPs in the mid-tier Corporate sector have been relatively stable – Write-backs decreased by $40m – Lower CAP benefits were recognised in 1H12, primarily driven by lower repayments and a smaller reduction in Watchlist and substandard exposures than in the prior two halves • Stressed exposures as a percentage of TCE2 reduced 35bps (down 133bps on 1H11) to 2.26% of the WIB portfolio3 – Stressed exposures down from peak of 4.6% at 30 September 2010 – Stressed property exposures reduced by 17bps (down 466bps on 1H11) – Reduction in stress primarily driven by repayments and upgrades in Watchlist and substandard categories following improved financial performance in some exposures • Impaired exposures stable at 71bps 0 2 4 6 1H09 2H09 1H10 2H10 1H11 2H11 1H12 Impaired 90 days past due well secured Watchlist & substandard (12) (78) 0 37 40 69 65 (3) 1H11 2H11 New IAPs Write-backs Recoveries Write-offs Changes in CAPs 1H12 1 Refer to slide 107 for asset quality definitions. 2 TCE is Total Committed Exposure. 3 Includes Premium Business Group. 1H12 excludes Equities and assets transferred to New Zealand. Stressed exposures as a % of TCE2 (%) Stressed exposures significantly down1 Asset quality remains strong Movement in impairment charges/(benefits) ($m) 3

Solid performance and continued margin uplift

New Zealand

Cash earnings movement half on half (NZ$m)



269
30
3
(15)
25
(21)
291
16
14
0
10
2
333
Up 8%
Up 14%
1H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H12

Net interest margin (%)



2.27
13bps
1bp
(6bps)
0bp
2bps
2.37
4bps
1bp
2bps
0bp
(1bp)
2.43
Up 10bps
Up 6bps
1H11
Asset spread
Asset mix
Deposit spread
Deposit mix
Wholesale funding
2H11
Asset spread
Asset mix
Deposit spread
Deposit mix
Wholesale funding
1H12

Movement 1H12 – 2H11 (NZ$)

Cash earnings	↑	14%	• Cash earnings up 14% to $333m
Core earnings	↑	6%	• Core earnings up 6% to $559m
Net interest income	↑	2%	• Good momentum with balance sheet growth – Housing up 1% (ahead of banking system[1]) – Deposits up 4%, more than fully funding lending over 1H12
Margins	↑	6bps	• Margins up 6bps to 2.43% • Continued customer trend of moving from low spread fixed rate mortgages to new mortgages with higher spreads • Continued successful repricing of business loans • Improved term deposit spreads
Non-interest income	↑	7%	• Increased institutional and business fees due to higher transactional activity • Improved insurance income from New Zealand's Life Insurance and Wealth businesses
Expenses	-	flat	• Operating expenses were flat as productivity initiatives continued to gain traction resulting in flat employee expenses over the half • Higher technology costs in 1H12 offset by lower project expenses following the completion of transfer of institutional customers
Impairment charges	↓	9%	• Impairments down 9% to $98m • Asset quality has continued to improve in New Zealand – Enhancements to credit decision processes and the ongoing economic recovery in New Zealand • Stressed exposures down 5% and lower mortgage delinquencies

1 RBNZ, March 2012 YTD, calculated as a six month rolling average.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 76

Westpac GROUP

New Zealand

Continued momentum across key metrics

Key features of 1H12

- Solid performance has resulted from a strong distribution focus, continued front line investment, combined with localised marketing and decision making
- Ongoing investment in technology and branch enhancements also key to continued momentum
- Increasing customer numbers together with deepening of existing relationships
  - Total customers increased 1% to 1.27m
  - Customers with Wealth products improved 191bps to 21%
  - Improved banker productivity, revenue per average FTE up 5%
- Continued focus on productivity measures and improving customer experience

Strategy

- Customer centric strategy that differentiates Westpac New Zealand by providing an experience that delights, with a local and seamless one bank approach
- Rewarding customers for having deeper relationships with Westpac through our 'MyBank' strategy
- Building higher frontline capability with increased sales and service training and a continued focus on credit skills driving better quality and faster lending decisions
- Expansion focused on high-tech community branches and mobile technology, providing self-service options available 24 hours
- Funding investments through productivity and process improvements

Key metrics

	1H11	2H11	1H12	Change on 2H11
Employees (# FTE)	4,728	4,660	4,613	
Women in senior leadership (%)	38.5	40.3	40.5	✓
Revenue per avg. FTE (NZ$'000)	192	203	212	✓
Expense to income ratio (%)	44.0	44.1	42.7	✓
Customers (#m)	1.25	1.26	1.27	✓
Retail 'time to first yes' within hour (%)	53	56	60	✓
Customers with 4+ products (%)	47.8	48.2	49.0	✓
Customer deposits to loans ratio (%)	65.8	66.0	67.7	✓
Customers with wealth products (%)	17	19	21	✓

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 77

Westpac GROUP

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 65.8 66.0 67.7 1H11 2H11 1H12 68 29 3 Housing Business Institutional Other 61 25 11 3 1H11 2H11 1H12 Chg on 2H11 (%) NET LOANS 56.2 57.6 58.2 . 1 Housing 34.2 34.9 35.4 . 1 Business 14.0 14.6 14.8 . 1 Institutional1 6.4 6.4 6.2 . (3) TOTAL DEPOSITS 37.0 38.0 39.4 . 4 Term deposits 18.1 19.2 19.3 . – Institutional1 5.4 4.7 5.5 . 17 TCE2 78.7 81.1 83.3 . 3 78 • The transfer of business from WIB to Westpac New Zealand on 1 November 2011 has diversified the lending book. It has increased total deposits by $5.1bn and lending by $6.3bn1 • Deposit growth exceeded loan growth, improving the deposits to loans ratio to 68%, up from 66% • Deposits up 4%, more than fully funding loan growth. Term deposits were flat and at call deposits rose 8%. Deposit market share remains at 21% • Home lending in New Zealand continues to be subdued with system growth less than 1% • Business lending growth was 1% (up 6% on 1H11). Continued de-leveraging, particularly in the corporate segment was partially offset by above system growth in SME and Agribusiness Good balance sheet growth in subdued environment Pre-transfer 2H11 Post-transfer 1H12 1 2 1 (2) 4 1 (3) 0 (3) 3 3 4 -3 -1 1 3 5 1H11 2H11 1H12 Housing Business Institutional Total deposits New Zealand 1 The balance sheet comparative figures above have been restated as if the transfer occurred on 1 October 2010. 2 TCE is Total Committed Exposures. Balance sheet growth (6 month % chg) Balance sheet (NZ$bn) Deposits to loans ratio (%) Transfer of WIB business impact on lending (%)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 0.0 0.2 0.4 0.6 0.8 1.0 1.2 2H08 1H09 2H09 1H10 2H10 1H11 2H11 1H12 Write -offs % of portfolio 90+ days • Mortgage portfolio of $35.4bn, up 1% • The distribution of the mortgage portfolio across regions is consistent with population concentrations of New Zealand – Christchurch earthquake has had minimal impact on portfolio delinquencies • Quality of portfolio remains high and well secured with 78% of the portfolio having a LVR less than 80% • Mortgage 90+ days delinquencies down 5bps (down 25bps on 1H11) to 55bps, reflecting improved origination and stable employment levels • Loan origination through proprietary channel remained relatively stable at 74% during 1H12 (up from 73% at 2H11) • Mortgage write-offs of 20bps of the portfolio, down 1bp • The NZ portfolio continues to shift to a higher proportion of variable rate mortgages at 52% during 1H12, up from 47% at 2H11 (up from 41% at 1H11) 79 New Zealand mortgage portfolio 0 10 20 30 40 0<=60 60<=70 70<=80 80<=90 90<=95 95+ 78% of mortgage portfolio less than 80% Still to be updated 38 11 9 42 Auckland Wellington Christchurch Rest of New Zealand New Zealand New Zealand mortgage portfolio LVR1 (%) of portfolio Mortgage delinquencies and loss rates (%) New Zealand mortgage portfolio by region (%) 1 LVR based on current loan balance and current assessment of property value.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 133 108 0 16 98 (23) (3) 1H11 2H11 New IAPs Writebacks & Recoveries Write-offs CAP changes & Other 1H12 0 4 8 12 16 2005 2006 2007 2008 1H09 2H09 1H10 2H10 1H11 2H11 1H12 Impaired 90+ days past due well secured Watchlist & Substandard 80 Improving asset quality across portfolios • Impairment charges down 9% (down 26% on 1H11) • Business stressed exposures as proportion of TCE2 reduced significantly principally due to the transfer of higher quality WIB assets • Business stressed exposures fell to 7.01% of TCE, down 621bps (down 731bps from 1H11) – Transfer of institutional assets increased TCE $17.5bn – Excluding institutional assets, business stressed exposures reduced to 12.33%, down 89bps – Stressed business exposures down mostly across property, agriculture and manufacturing sectors • Business impaired exposures 2.01% of TCE2, down 137bps (down 180bps on 1H11) • Total provisions increased $121m, $95m was related to the transfer of WIB assets Movement in impairment charges (NZ$m) Asset quality continues to improve1 1 Refer slide 107 for asset quality definitions. 2 TCE is Total Committed Exposure. 3 Large reduction in stressed exposures percentage from 2H11 to 1H12 due primarily to transfer of WIB assets referenced above. Down 9% 30 28 6 12 5 19 Property Agriculture Wholesale trade Manufacturing Property services Other 3 Business stressed exposures as a % of New Zealand Business TCE2 (%) New Zealand

Strong business performance as Pacific region operating environment improves

Pacific Banking

Pacific Banking Cash earnings movement half on half ($m)



40
6
9
(7)
(10)
(3)
35
2
37
3
12
(0)
9
(10)
51
4
55
Down 8%
Up 49%
1H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H11 (ex FX)
FX impact
2H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H12 (ex FX)
FX impact
1H12

Key Highlights of 1H12

- Strong Core earnings growth of $24m driven by improved markets income and continued improvements in the operating environment, particularly in Papua New Guinea (PNG) and Fiji
- Significant development has benefited PNG, driving a material rise in the PNG Kina and increasing activity in foreign exchange
- Westpac has made significant investment in PNG staff and network to leverage economic activity in this region
- Strong customer growth across the region, up 10%
- Financial education programmes have been conducted throughout the Pacific, with almost 8,000 participants since January 2010
- Electronic banking initiatives are a key strategic focus to support productivity initiatives and make banking services more accessible to remote areas

Movement 1H12 – 2H11

		Reported	Ex-FX	
Cash earnings	↑	49%	38%	• Cash earnings up 49% to $55m
Core earnings	↑	31%	19%	• Core earnings up 31% to $101m
Net interest income	↑	13%	5%	• Average interest earning assets up strongly • Increased liquid asset holdings in PNG
Margins	↓	6bps	n/a	• Decline due to increased holdings of lower yielding liquid assets and a reduction in lending spreads • Deposit spreads higher
Non-interest income	↑	31%	20%	• Increased foreign exchange volumes and improved margins across all locations, with particularly strong performance in PNG
Expenses	↑	4%	Flat	• Expenses well managed • Higher salary costs offset by productivity initiatives
Impairment charges	↓	44%	50%	• Impairment charges decreased by $8m (including FX translation) to $10m due to lower new stress • Partially offset by increase in collectively assessed provisions resulting from downgrades in risk ratings of several smaller exposures across PNG, Samoa and Fiji

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 81

Westpac GROUP

Westpac Banking Corporation ABN 33 007 457 141 FIRST HALF CAPITAL, FUNDING AND LIQUIDITY 2012 COMPARISON OF 1H12 VERSUS 2H11 CASH EARNINGS (UNLESS OTHERWISE STATED)

Strong capital position driven by organic growth

- Westpac's Tier 1 ratio increased 13bps to 9.81% measured under Basel 2.5
- Basel 2.5 implementation on 1 January 2012 reduced capital by 37bps, impacting the risk weighted assets for market risk (33bps) and securitisation (4bps)
- Outside of the Basel 2.5 changes, key drivers of Tier 1 ratio included
  - Organic capital generation[1] of 23bps (excluding the impact of new operational risk model on RWA which further reduced capital by 13bps)
  - Hybrid issuance contributed 39bps
  - Recognition of 9bps St.George merger tax benefit
  - Acquisition of J O Hambro Capital Management (3bps) and higher investment in non consolidated subsidiaries (5bps) reduced capital by 8bps (in other)
- Risk weighted assets up 7% largely driven by modest credit growth, new market risk and securitisation weighting under Basel 2.5 and new operational risk model
- Well positioned for regulatory change with strong common equity ratio of 8.0%, at high end relative to domestic and international peers

Key capital ratios (%)	1H11 (Basel II)	2H11 (Basel II)	1H12 (Basel 2.5)
Common equity ratio	8.0	8.1	**8.0**
Common equity ratio (FSA[2])	11.9	11.8	**11.4**
Tier 1 ratio	9.5	9.7	**9.8**
Tier 1 ratio (FSA[2])	13.7	13.6	**13.5**
Total capital ratio	11.0	11.0	**10.8**
Risk weighted assets	$277bn	$280bn	**$300bn**

Tier 1 Capital (%)



Common equity
Residual Tier 1
9.53
9.68
1.58
1.59
7.95
8.09
107bps
(69bps)
(28bps)
39bps
9bps
(8bps)
10.18
1.93
8.25
(37bps)
9.81
1.85
7.96
13.5
Tier 1 ratio up 13bps
Common equity ratio down 14bps
1H11
2H11
Cash earnings
Net dividend
RWA movement
Hybrid
SGB tax benefit
Other
1H12 Basel II
Basel 2.5
1H12 (Basel 2.5)
Tier 1 FSA Mar-12

Common equity ratios: international comparisons[2] (%)



Australia (APRA)3
Basel 2.5
Basel II
8.0
8.9
7.7
7.9
United Kingdom (FSA)2,4
WBC Basel 2.5 (peers Basel II)
11.4
11.0
10.6
10.1
Canada (OSFI)5
WBC Basel 2.5 (peers Basel II)
12.5
10.8
9.9
9.7
9.6
8.5
WBC
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5

1 Organic capital generation is defined as Cash earnings, less net dividends, less RWA movements. 2 Financial Services Authority (FSA) and Office of the Superintendent of Financial Institutions (OSFI) calculations are estimates based on Westpac's application of publicly available standards. 3 Peer 1 at 31 Mar 2012 (Basel 2.5) and Peer 2 & Peer 3 at 31 Dec 2011 (Basel II). 4 UK peer data at 31 Dec 2011. UK peers include Barclays, HSBC, and RBS. 5 CAD peers data at 31 Jan 2012. CAD peers include Bank of Montreal, CIBC, RBC, Scotia Bank and TD.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 83

Solid foundation for Basel III transition

- On 30 March 2012, APRA released a response paper and a set of five draft prudential standards that give effect to the Basel III capital reforms in Australia. The draft standards are largely unchanged from the initial discussion paper
- Under APRA's draft Basel III standards, Westpac's current common equity ratio is estimated to reduce by 22bps to 7.74%
  - Well above APRA's proposed minimum requirements that come into effect 1 January 2013
  - Exceeds the minimum requirements, including the capital conservation buffer (CCB) which comes into effect on 1 January 2016 given
    - High ROE and low RWA supports good organic capital growth at this point in the cycle
    - Additional capital to flow through from St.George tax consolidation of approx 18bps
- APRA proposed Basel III standards have maintained certain deductions to capital that are more conservative than international Basel III rules. These include
  - 100% deduction for deferred tax assets (DTA) and investments in non-consolidated subsidiaries, as no 10%/15% concessional threshold applied (123bps)
  - Interest rate risk in the banking book, higher loss given default floor on mortgages, and other minor overlays (132bps)
- Full harmonisation to Basel III is estimated to increase Westpac's common equity ratio by 255bps to 10.29%, which would be 329bps above proposed minimum common equity requirement including CCB

Common equity ratio – estimated APRA Basel III at Mar 12[1] (%)


7.96
(53bps)
(25bps)
(1bp)
(10bps)
67bps
7.74
Down 22bps under APRA draft Basel III
APRA Basel 2.5
50/50 ded'n now 100%
Increased credit and market RWA
50/50 ded'n now risk-weighted
Equity investments
Dividend ded'n
APRA proposed Basel III

Common equity ratio - Fully harmonised Basel III at Mar 12[1] (%)


7.74
123bps
132bps
10.29
7.0
2.5 CCB
4.5 Minimum
Up 255bps under fully harmonised Basel III
APRA proposed BIII
10%/15% threshold ded'n
IRRBB, LGD and other
Fully harmonised Basel III
Basel III minimum

1 Prepared in accordance with APRA guidelines of 6 September 2011.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 84

Westpac GROUP

Capital movements in greater detail

- RWA movements include
  - Market risk increased $10.8bn to $19.3bn, primarily driven by the implementation of Basel 2.5 on 1 January 2012
  - Operational risk increased $4.0bn (21%) to $23.6bn, largely due to the new Operational risk model implemented during 1Q12
  - IRRBB increased $1.4bn (12%) due to lower embedded gains in the banking book for the period
- Credit RWA movements driven by
  - Increase in securitisation, driven by the implementation of Basel 2.5 on 1 January 2012
  - Changes to undrawn commitments arising from the annual update of Westpac's risk models; offset by
  - Improvements in risk profile, particularly for business lending
- Other impacts on capital
  - General reserve for credit losses was up $81m to $119m, a deduction from Tier 1 capital
  - Regulatory expected loss capital deduction decreased by $162m due to higher eligible provisions stemming from the GRCL increase above, partially offset by increased regulatory expected loss reflecting higher early stage delinquencies in the residential mortgage portfolio

RWA movements ($bn)



280
4.0
(0.1)
10.8
4.0
1.4
300
Up 7%
RWA 2H11
Credit risk
Equity risk
Market risk
Operational risk
IRRBB[1]
RWA 1H12

Credit RWA movements ($bn)



235
5.1
(4.2)
1.8
0.6
0.9
(0.2)
239
Up 2%
Credit RWA 2H11
Corporate
Business lending
Residential mortgages
Specialised lending
Securitisation
Other
Credit RWA 1H12

1 IRRBB is interest rate risk in banking book.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 85

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 44 52 54 5 7 7 1 2 2 10 12 11 4 4 5 20 14 12 16 9 9 FY08 (2) FY11 1H12 (3) Wholesale Onshore <1Yr Wholesale Offshore <1Yr Wholesale Onshore >1Yr Wholesale Offshore >1Yr Securitisation Equity Customer deposits • The composition and stability of the Group’s funding has strengthened since the global financial crisis • While significant changes have already been made, the Group continues to focus on further strengthening the funding composition as measured by the stable funding ratio (SFR1) – New lending to be funded through stable funding sources (customer deposits, wholesale funding with a contractual maturity greater than 12 months, securitisation and equity) • SFR at 79%, up from 77% at FY11 with Customer deposits increased to 54% (up 200bps) and offshore wholesale funding with a residual maturity less than 1 year, reduced to 12% (down 200bps on FY11) • High saving rates in Australia have underpinned strong deposit growth and driven improvements in the Customer deposits to loans ratio at 63.2%, up 70ps (up 360bps 1H11) • Deposit growth has consistently exceeded loan growth over recent periods 86 Higher savings rates further strengthen funding 1 SFR is the stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 2 2008 comparatives excludes St.George. 3 Equity excludes FX translation, Available for Sale Securities and Cash Flow Hedging Reserves. 3 SFR1 64% 8.6 8.6 21.3 9.8 3.0 6.6 12.4 9.5 58.7 59.6 62.5 63.2 54 56 58 60 62 64 0 5 10 15 20 25 2H10 1H11 2H11 1H12 Customer deposits Net loans Customer deposits to net loans ratio ($bn) (%) SFR1 79% SFR1 77% 2 Funding composition by residual maturity (%) Customer deposits, loan growth and deposits to loans ratio

Diverse funding platform supported by strong liquidity position

- Liquid assets portfolio provides a source of reserve liquidity as eligible collateral under the Central Bank (RBA) repurchase facility
- Unencumbered liquid assets remains strong at $101bn
  - Sufficient to cover offshore wholesale funding maturities for 32 months
- On 16 Nov 2011, APRA released a discussion paper and draft prudential standards on Basel III liquidity reforms which includes compliance with
  - Liquidity Coverage Ratio by 1 Jan 2015
  - Net Stable Funding Ratio by 1 Jan 2018
- In Oct 2011, legislation was passed by the Australian Government which enabled the Australian banks to issue covered bonds (capped at 8% of Australian assets)
  - Covered bonds provide additional diversification to our funding platforms
- Total $17.4bn of term funding issued during 1H12 with a weighted average maturity of 4.5 years
  - Covered bonds provided access to term funding markets during the challenging global market conditions through much of 1H12 resulting in a higher proportion of term funding issued through secured debt
  - $7.2bn of Covered bonds issued in AUD, EUR, NOK and USD

Liquid assets ($bn)



Cash, goverment and semi-government bonds
Private securities and government guaranteed paper 1
Self securitisation
45
38
7
74
34
29
11
82
35
29
18
103
33
31
39
101
35
30
36
FY08 2
FY09
FY10
FY11
1H12

Term debt maturity profile[3] ($bn)



Non-guaranteed (includes covered bonds, hybrids and sub debt)
Government Guaranteed
2
11
3
20
16
12
4
10
15
21
2H12
FY13
FY14
FY15
FY16
>FY16

Term issuance[2,3] ($bn)



Government Guarantee available
26
39
45
43
25
17
17
1
1
7
8
Hybrid
Securitisation
Covered Bonds
Unsecured
FY07
FY08
FY09
FY10
FY11
1H12

Wholesale funding composition[3] (%)



Domestic
Certificates of deposits
Commercial Paper
Medium term notes
Covered bonds
Securitisation
Hybrids
144A
SEC Registered
Samurai
Interbank deposits
Other
15
25
15
16
4
4
2
7
5
4
2
1

1 Private securities include Bank paper, RMBS, and Supra-nationals. 2 2008 comparative does not include St.George. 3 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months, with the exception of US Commercial paper and securitisation. Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date, call date for the purposes of this disclosure. Perpetual sub-debt has been included in >FY16 maturity bucket.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 87

Westpac GROUP

Westpac Banking Corporation ABN 33 007 457 141 FIRST HALF ASSET QUALITY 2012 COMPARISON OF 1H12 VERSUS 2H11 (UNLESS OTHERWISE STATED)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 High quality portfolio with bias to secured consumer lending 89 66 21 9 4 Housing Business lending Corporate Other consumer On balance sheet lending 2 1 11 5 77 1 3 Cash and balances with central banks Receivables due from other financial institutions Trading securities, financial assets at fair value and avaiable-for-sale securities Derivative financial instruments Loans Life insurance assets Other assets Total assets Exposure by risk grade1 as at 31 March 2012 ($m) Standard and Poor’s risk grade Australia NZ / Pacific Americas Europe Asia Group % of Total AAA to AA- 71,253 7,173 8,307 579 125 87,437 12% A+ to A- 30,375 3,259 1,888 1,015 1,073 37,610 5% BBB+ to BBB- 44,124 6,689 1,022 1,340 2,592 55,767 7% BB+ to BB 54,782 7,024 263 388 820 63,277 9% BB- to B+ 56,093 6,743 30 32 – 62,898 8% <B+ 11,849 2,436 34 201 29 14,549 2% Secured consumer 349,974 33,226 – – 636 383,836 52% Unsecured consumer 35,422 3,755 – – 45 39,222 5% Total committed exposure 653,872 70,305 11,544 3,555 5,320 744,596 Exposure by region (%) 88% 9% 2% <1% <1% 100% 1 Exposure by booking office. Asset composition as at 31 March 2012 (%)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Assets diversified across industries 90 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 Other Mining Accommodation, cafes & restaurants Utilities Construction (4) Transport & storage Agriculture, forestry & fishing Property Services & business services Services Government administration & defense Manufacturing Wholesale & Retail Trade Property Finance & insurance 2 1H12 2H1 3 22 19 9 8 7 6 6 5 4 4 3 3 2 2 Finance & insurance 2 Property 3 Wholesale & Retail Trade Manufacturing Government administration & defense Services Property Services & business services Agriculture, forestry & fishing Transport & storage Construction 4 Utilities Accommodation, cafes & restaurants Mining Other Exposures at default1 by sector (%) as at 31 March 2012 1 Exposure at default represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default and excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. Exposures at default1 by sector ($m) 2 4 2 3 4

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 2.0 2.0 1.9 1.4 1.3 1.4 1.1 1.2 2006 2007 2008 2009 2010 1H11 2H11 1H12 • Top 10 single name exposures to corporations and non-bank financial institutions (NBFIs) continue to be well below 2% of TCE1 • Largest corporation/NBFI single name exposure represents 0.16% of TCE • Top 10 exposure risk grades have trended downwards as a result of the S&P credit rating methodology changes during the half • Commercial property represents 6.9% of TCE1 and 8.0% of gross lending • Down from peak of 10.0% and 13.0% respectively in December 2008 and are comfortably within risk appetite levels • Proportion of the commercial property portfolio identified as stressed at 9.7%, down 200bps (down 400bps on 1H11) • Portfolio is well diversified across names, states and sectors • Commercial sector includes offices, as well as groups diversified across multiple asset classes including office and non-office properties 91 Large exposures and commercial property portfolio 0 200 400 600 800 1,000 1,200 BBB+ BB BBB+ BBB+ AA ABBBAA A S&P rating or equivalent 23 15 11 8 8 8 27 NSW & ACT VIC QLD SA & NT WA NZ & Pacific Institutional 55 18 18 9 Commercial offices & diversified groups Residential Retail Industrial 1 TCE is Total Committed Exposure. 2 2008 and prior comparatives do not include St.George. Top 10 exposures to corporations and NBFIs ($m) Commercial property by sector (%) Top 10 exposures to corporations and NBFIs as a % of TCE1,2 (%) Commercial property portfolio by region (%)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Watchlist & substandard 90+ day well secured Impaired 1H11 Watchlist & substandard 90+ day well secured Impaired 2H11 92 Stressed exposures continue to decline • Stressed exposures to TCE1 down 22bps (down 59bps from 1H11) to 2.26%, due to – Upgrades out of stress and into performing – Rate of new stress lower – Resolution of impaired loans, including write-backs • Rate of decline in stressed exposures has moderated • Write-offs against individually assessed provisions of $427m • Reduced stressed exposures to TCE1 across all major divisions • Impaired assets to TCE1 down 2bps (down 8bps 1H11) to 60bps 0.0 1.0 2.0 3.0 4.0 2007 2008 1H09 2H09 1H10 2H10 1H11 2H11 1H12 Impaired 90+ days past due well secured Watchlist & substandard 248 2 226 (6) (15) (1) (2) 2H11 WRBB WIB SGB NZ Other 2 1H12 Down 22bps 20.0 18.4 16.8 (0.9) (0.5) (0.2) (1.4) (0.1) (0.1) 1H11 TCE is Total Committed Exposures. 2 Other includes Group Business units, BTFG and Pacific Banking. 3 Includes St.George from 1H09 onwards. Stressed exposures as a % of TCE1,3(%) Movement in stressed exposures ($bn) Movement in stressed exposures by division (bps)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Stressed exposures reducing across most sectors 93 0 1 2 3 4 5 6 Property & business services Consumer lending Agriculture, forestry & fishing Wholesale & retail trade Manufacturing Services Accommodation & cafes Construction Transport & storage Other 1H11 2H11 1H12 8 7 1 • Stressed exposures continue to trend down. – Significant decline in stress in the commercial property segment although it continues to demonstrate the most stress • Institutional and corporate segments continue to perform well although the rate of improvement has moderated. Improvement in stress from – Companies strengthening balance sheets with further de-gearing – Facilities returning to performing – Continued reduction in new and increased gross impaired assets • The small and medium business portfolio is still recognising additional stress, although at a much slower pace than 2H11 – Sectors impacted by the high AUD such as tourism and education sectors (included in services industry category) and wholesale and retail trade are seeing increased stress – Retail sector facing challenges from continued subdued consumer confidence and reining in of discretionary spending 33 13 9 10 8 5 4 4 5 9 Property & business services Consumer lending Agriculture, forestry & fishing Wholesale & retail trade Manufacturing Services Accommodation & cafes Construction Transport & storage Other 1 Other includes Government, administration and defence, mining and utilities sectors. 1 New and increased gross impaired assets ($m) Stressed exposures by industry ($bn) 1,798 2,149 1,218 1,748 1,519 1,343 1,060 1H09 2H09 1H10 2H10 1H11 2H11 1H12 Composition at 1H12 (%)

Provisioning movements and impairment charges

- Total provisions were relatively stable at $4,391m
- Economic overlay little changed (down $1m)
  - Greater certainty around the impact of QLD floods and partial utilisation of NZ earthquake overlay (-$11m)
  - Reducing stress in the commercial property segment (-$17m)
  - Offsetting these reductions were increases in economic overlays for sectors likely to be impacted by the high AUD and ongoing weakness in consumer and business sentiment (+$27m)
- Maintained strong provisioning coverage
  - Ratio of impaired provisions to total impaired assets at 38% (up from 36% at 2H11)
  - Ratio of collectively assessed provisions to credit RWA at 1.22% (down modestly from 1.26% at 2H11)
- Impairment charges increased $78m to $608m
  - Increase driven by lower benefits from CAP changes (including economic overlay) during the half (down $220m) and lower write-backs and recoveries (down $39m)
  - Partially offset by lower new IAPs (down $138m) and reduced write-offs direct (down $43m)

Provisioning ($m)



IAP
CAP (ex. Econ overlay)
4,968
347
2,841
1,780
4,414
346
2,607
1,461
4,391
345
2,564
1,482
1H11
2H11
1H12

1H12 economic overlay changes ($m)

Utilised or no longer required	• NZ earthquake (net of FX)	-3
	• Commercial Property	-17
	• QLD floods	-8
Increased	• Retail sector and industries exposed to high A$	+27
Net Movement		**-1**

Provisioning cover (%)



Impaired asset provisions to impaired assets
Collectively assessed provisions to credit RWA
39
43
41
42
36
38
1.42
1.50
1.46
1.38
1.26
1.22
2H09
1H10
2H10
1H11
2H11
1H12

Impairment charge components ($m)



715
359
(162)
(1)
(303)
608
New IAPs
Write-offs direct
CAP changes
Eco O'lay changes
Write-bks/ Recovery
1H12

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 94

Impairment charges

- Impairment charges up $78m to $608m
  - Economic overlay little changed (down $1m)
  - Institutional had lower benefits from write-backs and repayments offset by top up of provisions on existing stressed exposures
  - Individual provisions were lower in both St.George and WRBB
    - Consumer portfolio delinquencies in 1H12 increased seasonally in both WRBB and St.George portfolios leading to a higher CAP charge, however lower direct write-offs offset this increase
  - New Zealand improved across the business and consumer segments
- Impairment losses represented 24bps of average gross loans in 1H12 (up 2bps)

Impairment charge movement by division ($m)



530
(56)
27
143
(8)
(28)
608
2H11
WRBB
SBG
WIB
NZ
Other[1]
1H12

Impairment charges by half[2] ($m)



Aust Business
Aust Consumer
Institutional
New Zealand (Consumer and Business)
Other (incl. Economic Overlay)
879
474
272
166
7
-40
577
300
221
109
-49
-4
463
270
258
105
-72
-98
530
314
212
76
42
-114
608
264
237
74
24
9
1H10
2H10
1H11
2H11
1H12

1 Other includes GBU, Pacific Bank and BTFG. 2 Westpac Institutional Bank customers excluding Premium Business Group (PBG) and including the New Zealand Institutional customers. Australian business includes business customers in St.George, WRBB, and PBG (which are mostly commercial customers with exposures between $10m to $100m).

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 95

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Australian housing portfolio2 2H11 Balance 1H12 Balance 1H12 Flow3 Total portfolio ($bn) 304.6 310.1 20.7 Owner-occupied (%) 48.8 48.5 47.3 Investment (%) 39.7 40.5 44.8 Portfolio loan/line of credit (%) 11.5 11.0 7.9 Variable rate / Fixed rate (%) 88 / 12 88 / 12 89 / 11 Low Doc (%) 6.6 6.2 1.0 Proprietary channel (%) 60.1 60.2 61.5 First Home Buyer (incl. Low Doc) (%) 12.2 12.3 10.1 Mortgage insured (%) 27.0 25.9 13.3 0 10 20 30 40 50 NSW/ACT VIC QLD WA SA/NT/TAS Westpac RBB & St.George All banks 96 Scenario Interest rate (% pa) Down 1% House prices (% pa) Down 35% Unemployment rate (%) Peaks at 12% Annual GDP growth (% pa) Down 5% Combined effect $m $517m or (17bps) High quality Australian housing portfolio • Australian housing portfolio up $5.6bn (up 2%) • Investment loans represent 40.5% of portfolio and are all first lien – Investment lending generally has lower delinquency performance compared to owner-occupied across the portfolio and have tighter lending criteria • Low Doc lending at 6.2% of portfolio, down from 6.6% and represents 1% of new lending flows – Low Doc lending, where borrowers certify income, has a higher delinquency profile, but low loss rates given additional risk mitigants, including lower LVRs, more mortgage insurance, restricted location and security types • Australian housing portfolio loss rate under severe stress conditions is modelled as 17bps or $517m (yearly average over the scenario). LMI insurance claims would contribute an additional 9bps 4 1 Stress test results are based on the estimated cumulative impacts across WRBB and St.George. Stress testing is also conducted on Westpac’s captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI), to ensure it is sufficiently capitalised to cover mortgage claims arising from a stressed mortgage environment. These scenarios ensure that WLMI would be sufficiently capitalised to fund claims from extreme events that would only be expected to occur every 250 years. 2 Represents all brands (WRBB,and St.George (including RAMs)). 3 Flow is all new mortgage originations total settled amount originated during the 6 month period ended 31 March 2012 and exclude RAMs. 4 ABA Cannex February 2012. Australian housing portfolio stress testing1 Australian housing portfolio by State (%)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Australian housing portfolio 1H11 2H11 1H12 Average LVR at origination1 (%) 69 68 69 Average dynamic1,2,3 LVR (%) 45 47 48 Average LVR of new loans1,7 (%) 69 69 69 Amount ahead on payments1,4 (%) 60 61 60 Average loan size ($’000) 206 210 214 Properties in possession (#) 440 519 498 97 Australian housing portfolio well collateralised • Australian housing portfolio remains well collateralised and high quality – 60% of mortgages are ahead of scheduled payments (offset balances not included) – Offset accounts have increased by 9% (20% on 1H11) as consumers remain cautious and savings rates remain high • Average dynamic1,2,3 LVR is 48%, up modestly – Increase in dynamic LVR driven by decline of property valuations in some regions, predominately QLD and WA • Average LVR at origination and of new loans have remained relatively consistent at 69% • Consumer caution has seen the quality of new lending improve across a number of metrics (score, surplus income, etc.) 1 Includes WRBB and St.George (excl. RAMS). 2 Dynamic LVR represents the loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. 3 Property valuation source Australian Property Monitors. 4 Customer loans ahead on payments exclude equity loans/line of credit products as there is no scheduled principal payments. 5 ‘Behind’ is more than 30 days past due. 6 ‘On time’ includes up to 30 days past due. 7 Average LVR of new loans is based on rolling 12 month window for each half year end period. Includes WRBB and St.George (excl. RAMS). 0 10 20 30 40 50 Behind On Time < 1 Month < 1 Year < 2 Years > 2 Years Mar-11 Sep-11 Mar-12 0 10 20 30 40 50 60 70 0<=60 60<=70 70<=80 80<=90 90<=95 95+ LVR at origination Dynamic LVR 5 6 11 12 13 1H11 2H11 1H12 Up 20% Australian housing portfolio1,2,3 Australian housing loans ahead of payments1,4 Offset accounts1 ($bn) Up 9%

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 • Australian mortgages 90+ days delinquencies 54bps up 1bp (down 2bps 1H11) and remain below industry benchmarks • Modest increase is below normal seasonal rise and reflects – Seasoning of the large volumes of mortgages written in 2007-2009, compared to lower volumes in FY11 and 1H12, reaching their peak delinquency ageing – Higher delinquencies in QLD reflecting more challenging conditions in that State – More active management of delinquent portfolios • Low Doc 90+ days delinquencies up 8bps, to 1.89% largely due to lower levels of new flow at 1% – Low Doc tend to have higher delinquencies although loss rates are consistent with overall portfolio given more conservative underwriting standards, including lower LVR’s • First Home Buyer delinquencies continue to outperform overall portfolio • Actual loss rates in the mortgage portfolio increased to $51m (net of insurance1 claims), up $21m – 3bps annualised – Modest increase reflects softening property values in some regions • Properties in possession 498, down from 519. While the number of properties in possession have fallen there has been a rise in the turnover and an increase in activity to clear portfolios • Loss rates remain low by international standards and reflect the high quality of the portfolio 98 Australian housing portfolio delinquencies little changed 1 Mortgage insurance claims were $12m in 1H12 (2H11: $11m). 0.0 0.5 1.0 1.5 2.0 Sep-08 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 90+ Past Due Total 90+ First Home Buyer 90+ Low Doc 30+ Past Due Loss Rates 0.0 0.2 0.4 0.6 0.8 1.0 1.2 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 ALL NSW/ACT VIC/TAS QLD WA SA/NT Australian mortgages delinquencies and loss rates (%) Australian mortgage 90+ days delinquencies (%)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 39.7 39.8 41.4 45.6 45.2 42.7 43.8 43.7 44.6 44.7 45.3 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 1H12 0.0 0.5 1.0 1.5 2.0 2.5 3.0 8,000 8,500 9,000 9,500 10,000 Sep-07 Dec-07 Mar-08 Jun-08 Sep-08 Dec-08 Mar-09 Jun-09 Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Balances (LHS) 90+ days past due (RHS) 99 • Australian credit card portfolio has continued to perform well, largely driven by cautious consumer behaviour resulting in increased payment levels • The average credit card payments to balance ratio strengthened to 45.3%, up 60bps (up 70bps 1H11) • Balances increased moderately over recent periods reflecting – Low system growth – Partially offset by some growth in both WRBB and St.George cards following new product launches and campaigns • Total credit card 90+ days delinquencies up 11bps (down 1bp 1H11) to 1.12% largely due to seasonal factors Stable performance in Australian credit card portfolio 1 Cards average payments to balance ratio is calculated using the average payment received compared to the average statement balance at the end of the reporting month. ($m) (%) Australian credit card average payments to balance ratio1 (%) Australian credit cards

Lenders mortgage insurance managing risk transfer

- Westpac Group has one captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI)[1], which insures mortgages originated through all brands and channels
- Capital conservatively invested (cash and fixed interest) so returns primarily based on premium income and risk management
- All mortgages with origination LVR >90% insured with a third party since 2009 (prior to 2009 insured through WLMI)
- Mortgages with origination LVR between 80-90% and Low Doc between 60-80% are covered by WLMI. Westpac reduced its overall retained risk of higher LVR mortgages and further restructured the arrangement for mortgages originated from 1 October 2011
  - WLMI reduced its retained risk to 40% for both WRBB and St.George brands (down from 70%)
  - Retained risk for RAMs brand remains at 40%
  - Increased number of quota share providers from one to four parties (Genworth Australia, QBE LMI, Arch Re and Tokio Millenium)
- Additional stop loss insurance with a separate party to cover potential extreme loss scenarios
- WLMI is strongly capitalised (separate from bank capital) and subject to APRA regulation. Capitalised at 1.57x MCR[2]
- Scenarios confirm sufficient capital to fund claims arising from events of severe stress (up to 1 in 250 years)
  - In a 1 in 250 years loss scenario, estimated losses for WLMI are $331m (net of re-insurance recoveries)
- 1H12 insurance claims $12m (2H11 $11m and 1H11 $6m)

Australian mortgage portfolio lenders mortgage insurance (LMI) coverage (%) at 31 March 2012



Not LMI insured
Insured by WLMI[3]
Insured by third party
74
16
10

Lenders Mortgage Insurance (LMI) structure from 1 October 2011



LVR >80% to ≤ 90% and
Low Doc LVR >60% to ≤ 80%
Covered by LMI
LVR >90%
Covered by LMI
In-house Mortgage Insurance (WLMI)
External Mortgage Insurance (third party provider)
Retained risk
40% WRBB, St.George and RAMS risk
Quota share reinsurance
60% of WRBB, St.George and RAMS risk
Stop loss reinsurance
Protects retained risk

1 WLMI provides cover for residential mortgages originated under WRBB, St George and RAMS brand. 2 Minimum Capital Requirements (MCR) determined by Australian Prudential Regulation Authority. 3 Insured coverage is net of quota share.

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Westpac GROUP

Westpac Banking Corporation ABN 33 007 457 141 FIRST HALF ECONOMICS 2012

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Key economic indicators as at April 2012 (%) Calendar year 2010 2011 2012f 2013f World GDP 5.1 3.9 2.8 4.0 Australia GDP 2.5 2.0 3.0 3.8 Private consumption 2.9 3.4 3.0 3.3 Business investment1, 2 (1.8) 15.9 16.0 16.0 Unemployment – end period 4.9 5.2 5.7 5.2 CPI headline – year end3 2.7 3.1 2.1 2.2 Interest rates – cash rate 4.75 4.50 3.25 3.25 Credit growth, Total – year end 3.4 3.5 4.5 6.0 Credit growth, Housing – year end 7.2 5.4 6.0 7.0 Credit growth, Business – year end (2.2) 1.4 2.5 5.0 New Zealand GDP 1.2 1.4 2.3 3.4 Unemployment – end period 6.7 6.3 5.9 5.0 Consumer prices 4.0 1.8 2.2 2.5 Interest rates – official cash rate 3.00 2.50 2.50 3.50 Credit growth – Total3 (0.1) 0.7 1.8 3.2 Credit growth – Housing3 2.8 1.3 1.5 3.1 Credit growth – Business (incl. agri)3 (3.6) 0.0 2.1 3.4 102 Australian and New Zealand economic outlook Source: Westpac Economics 1 GDP and component forecasts were updated following the release of quarterly national accounts. 2 Business investment adjusted to exclude the effect of private sector purchases of public assets. 3 Annual average percentage change basis.

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Credit growth expected to modestly improve 103 -10 -5 0 5 10 15 20 25 30 -10 -5 0 5 10 15 20 25 30 Sep-00 Sep-02 Sep-04 Sep-06 Sep-08 Sep-10 Sep-12 Aust. housing Total credit (Aust.) Aust. business Housing - avg (Aust.) Total credit - avg (Aust.) Total credit (NZ) forecasts to end 2013 Sources: RBA, RBNZ, Westpac Economics Credit growth (% annual)

Westpac Banking Corporation ABN 33 007 457 141 FIRST HALF APPENDIX AND DISCLAIMER 2012

Appendix 1: Cash earnings adjustments

	Cash earnings adjustment	1H11	2H11	1H12	Description
	Reported NPAT	3,961	3,030	2,967	Reported net profit after tax attributable to equity holders of Westpac Group
Non-merger related items	TPS revaluations	27	(6)	24	The TPS hybrid instrument is not fair valued however the economic hedge is fair valued. The mismatch in the timing of income recognition is added back
Non-merger related items	Treasury shares	7	(13)	12	Earnings on Westpac Group shares held by Westpac in the wealth business are not recognised under A-IFRS. These are added back as these shares support policyholder liabilities and equity derivative transactions, which are revalued in deriving income
Non-merger related items	Fair value gain/(loss) on economic hedges	62	(26)	20	Unrealised profit/losses on economic hedges and revaluation of hedges on future NZ earnings are reversed because they may create a material timing difference on reported earnings in the current period, which does not affect profit available to shareholders
Non-merger related items	Ineffective hedges	(4)	17	(8)	The gain/loss on qualified hedge ineffectiveness is reversed because the gain/loss from fair value movements reverses over time
Non-merger related items	Buyback of government guaranteed debt	20	(15)	(5)	The Group has undertaken a buyback of a portion of its government guaranteed debt which reduced the government fee on that debt, currently 70bps. The benefit is being amortised over the original term of the debt that was bought back. This has been treated as a Cash earnings adjustment as the economic benefit of ceasing to pay the government guarantee fee cannot be recognised
Non-merger related items	Tax provision	93	(23)	-	The tax provisions were increased in 1H11 on certain existing transactions undertaken by the Group in response to the recent trend of global tax authorities challenging the historical tax treatment of complex and/or cross border transactions. In 2H11 some of these matters were resolved releasing $23m. Treated as a Cash earnings adjustment as it relates to global management of existing tax positions and does not reflect ongoing operations
Non-merger related items	Supplier program	–	–	93	Expenses relating to change to supplier arrangements and include costs associated with streamlining and better documenting systems and processes, technology costs to enable infrastructure and enhance interaction with suppliers and costs associated with restructuring the workforce. Given these significant expenses are not considered in determining dividends they are treated as Cash earnings adjustments
Non-merger related items	Amortisation of intangible assets	–	–	2	The acquisition of J O Hambro during 1H12 resulted in the recognition of management contract intangible assets and are amortised over their useful lives ranging between 5 – 20 years. The amortisation is a Cash earnings adjustment because it is a non-cash flow item and does not affect returns to shareholders
St.George merger related items	Merger transaction and integration expenses	34	32	–	Transaction and integration expenses incurred over three years following merger were treated as Cash earnings adjustments. They do not impact the earnings expected from St.George following the integration period
St.George merger related items	Amortisation of intangible assets	72	74	72	The recognised balance of the majority of merger-related identifiable intangible assets including: brands; the core deposits intangible; and credit card and financial planner relationship intangible assets will be amortised over their useful life. The amortisation is a Cash earnings adjustment because it is a non-cash flow item and does not affect returns to shareholders
St.George merger related items	Fair value amortisation of financial instruments	6	63	18	The unwind of the merger accounting adjustments associated with the fair valuing of St.George retail bank loans, deposits, wholesale funding and associated hedges. Given these are not considered in determining dividends they are treated as Cash earnings adjustments
St.George merger related items	Tax consolidation adjustment	(1,110)	–	–	The resetting of the tax value of certain St.George assets to the appropriate market value as at the tax consolidation effective date. Treated as a Cash earnings adjustment due to its size and it does not reflect ongoing operations
	Cash earnings	3,168	3,133	3,195	

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Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Cash earnings Net profit attributable to equity holders adjusted for the impact of the economic hedges related to TPS, earnings from Treasury shares, fair value gains/losses on economic hedges, ineffective hedges, buyback of government guaranteed debt, special tax provisions, supplier program, merger transaction and integration expenses, the amortisation of certain intangibles in relation to the merger with St.George and the J O Hambro acquisition, fair value amortisation of financial instruments, and the St.George tax consolidation adjustment Core earnings Operating profit before income tax and impairment charges AIEA Average interest earning assets Net interest spread The difference between the average yield on all interest bearing assets and the average rate paid on all interest bearing liabilities Net interest margin Net interest income divided by average interest earning assets Full-time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight Wealth and Home and Content Penetration Metrics Data based on Roy Morgan Research, Respondents aged 14+. Wealth penetration is defined as the number of Australians who have Managed Investments, Superannuation or Insurance with each group and who also have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group as a proportion of the total number of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group. Home and Contents penetration is defined as the number of Australians who have Household Insurance (Building, contents and valuable items) within the Group and who also have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group as a proportion of the total number of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group. 12 month rolling average to March 2012. WRBB includes Bank of Melbourne (until Jul-11), BT, Challenge Bank, RAMS (until December 2011), Rothschild, and Westpac. St.George includes Advance Bank, Asgard, BankSA, Bank of Melbourne (from Aug-11), Barclays, Dragondirect, Sealcorp, St. George and RAMS (from January 2012). Westpac Group includes Bank of Melbourne, BT, Challenge Bank, RAMS, Rothschild, Westpac, Advance Bank, Asgard, BankSA, Barclays, Dragondirect, Sealcorp and St.George. Westpac RBB or WRBB Westpac Retail and Business Banking is part of Australian Financial Services division Provides sales, marketing and customer service for all consumer and small-to-medium enterprise customers within Australia under the ‘Westpac’ brand St.George Banking Group or St.George or SGB St.George Banking Group is part of Australian Financial Services division Provides sales and customer service for our consumer, business and corporate customers in Australia under the St.George brand. It also includes the management and operation of: the Bank of South Australia (BankSA); Bank of Melbourne; and RAMS brands BTFG BT Financial Group (Australia) is part of Australian Financial Services division and is the Group’s wealth management business, including operations under the Advance Asset Management, Ascalon, Asgard, BT, BT Investment Management, Licensee Select, Magnitude, and Securitor brands. Also included is the advice, private banking, and insurance operations of Bank of Melbourne, BankSA, St.George and WRBB. BTFG designs, manufactures and distributes financial products that are designed to help customers achieve their financial goals by administering, managing and protecting their assets WIB Westpac Institutional Bank Provides a broad range of financial services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand Westpac NZ Westpac New Zealand Provides a full range of retail and commercial banking and wealth management products and services to consumer, business, and institutional customers throughout New Zealand. New Zealand operates under the Westpac New Zealand, Westpac Institutional Bank, Westpac Life and BT brands Pacific Banking or PB Pacific Banking Provides banking services for retail and business customers throughout the South Pacific Island Nations GBU Group Businesses Unit Provides centralised Group functions, including Treasury and Finance 106 Appendix 2: Definitions Westpac’s business units Financial performance

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Risk Weighted Assets or RWA Assets (both on and off-balance sheet) of the Westpac Group are assigned within a certain category, amounts included in these categories are multiplied by a risk weighting, and the resulting weighted values added together to arrive at total risk weighted assets NCI Non-controlling interests Capital ratios As defined by APRA (unless stated otherwise) TCE Total committed exposure Stressed loans Stressed loans are Watchlist and Substandard, 90 days past due well secured and impaired assets. Impaired assets Impaired assets can be classified as: 1. Non-accrual assets: Exposures with individually assessed impairment provisions held against them, excluding restructured loans; 2. Restructured assets: exposures where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer; 3. 90 days past due (and not well secured): exposures where contractual payments are 90 days or more in arrears and not well secured; 4. other assets acquired through security enforcement; and 5. any other assets where the full collection of interest and principal is in doubt 90 days past due - well secured A loan facility where payments of interest and/or principal are 90 or more calendar days past due and the value of the security is sufficient to cover the repayment of all principal and interest amounts due, and interest is being taken to profit on an accrual basis Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal Individually assessed provisions or IAPs Provisions raised for losses that have already been incurred on loans that are known to be impaired and are individually significant. The estimated losses on these impaired loans will be based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the statement of financial performance Collectively assessed provisions or CAPs Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience of assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data 107 Appendix 2: Definitions (continued) Asset quality Net Promoter Score or NPS Refers to an external measure of customer advocacy which looks at how willing our customers are to recommend Westpac to their family and friends. To calculate NPS, customers are asked how likely they are to recommend Westpac’s banking brands to a friend or colleague. On a scale of 1 to 10, the NPS is calculated taking promoters (those who score 9 or 10) and subtracting the detractors (those who rate the company 6 or less). Those who score 7 or 8 are ignored as although positive, are not enthusiastic WRBB Consumer Affluent NPS Net Promoter ScoreSM and NPSSM is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc. and Mr Frederick Reichheld. 2 Affluent NPS Source: Roy Morgan Research. Metric based on six month rolling average. Affluent NPS = NPS of main financial institution, aged 25-59 & household income $100k+ or aged 60+ & household income $50k+ or aged 14+ & banking & finance (excluding WB super) footings $400k+. Peer Group is the weighted average of the Big 4 Banks. Weighted Big 4 average includes: WBC, ANZ, CBA and NAB 6 month moving average. Rankings are based on absolute NPS scores St.George Consumer NPS Net Promoter ScoreSM and NPSSM is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc. and Mr Frederick Reichheld. Consumer NPS Source: Roy Morgan Research. Metric based on the six month rolling average. Consumer NPS = NPS of main financial institution, aged 14+. St.George - includes St.George Bank, Bank of Melbourne (from August 2011), BankSA, Advance Bank, Dragondirect and RAMS (from January 2012). Peer Group is the weighted average of the Big 4 Banks. Weighted Big 4 average includes: WBC, ANZ, CBA and NAB 6 month moving average Business NPS DBM Consultants Business Financial Services Monitor: 6 month average; Net Promoter Score is calculated by subtracting the percentage of Total Detractors (0-6) from the percentage of Promoters (9-10), who answer the following question: "Please use a scale ranging from 0 to 10, where 0 means ‘extremely unlikely’ and 10 means ‘extremely likely’. How likely would you be to Recommend (MFI) to others for business banking? All businesses. SME NPS = NPS of main financial institution. All businesses with annual turnover under $5 million (excluding Agricultural business). Commercial NPS = NPS of main financial institution. All businesses with annual turnover over $5 million and under $100 million (excluding Agricultural business) Capital Financial performance (cont.)

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 Andrew Bowden Leigh Short Head of Investor Relations Senior Manager +61 2 8253 4008 +61 2 8253 1667 andrewbowden@westpac.com.au lshort@westpac.com.au Please visit our dedicated website www.westpac.com.au/investorcentre click on ‘Analysts’ Centre’ • Annual reports • Presentations and webcasts • 5 year financial summary • Prior financial results • Please visit our dedicated investor website 108 Tanya Ward Manager +61 2 8253 1921 tanyaward@westpac.com.au Hugh Devine Senior Manager +61 2 8253 1047 hdevine@westpac.com.au or email: investorrelations@westpac.com.au Investor Relations Team Retail Shareholder Investor Relations For further information on Westpac Equity Investor Relations Debt Investor Relations

Westpac Group First Half 2012 Presentation & Investor Discussion Pack | May 2012 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a Cash earnings basis. Refer to Westpac First Half 2012 Results (incorporating the requirements of Appendix 4D) for the half year ended 31 March 2012 available at www.westpac.com.au for details of the basis of preparation of Cash earnings. Refer to slide 32 for an explanation of Cash earnings and appendix 1 to this presentation for a reconciliation of reported net profit to Cash earnings. This presentation contains statements that constitute “forward-looking statements” including within the meaning of Section 21E of the US Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the section entitled ‘Risk factors' in Westpac’s Interim Financial Report for the half year ended 31 March 2012 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. 109 Disclaimer